Exhibit 10.7

Contract

GENERAL TERMS AND CONDITIONS OF CONTRACT

AND APPENDICES

General Terms and Conditions

Table of Content

Contract Form		1

General Terms And Conditions Of Contract		3

Chapter 1	Definitions	3

Chapter 2	Scope of Contract	6

Chapter 3	Contract Price	7

Chapter 4	Terms of Payment	8

Chapter 5	Delivery and Terms of Delivery	10

Chapter 6	Packing and Marking	14

Chapter 7	Documentation	17

Chapter 8	Mistakes in Information	18

Chapter 9	Variations and Omissions	19

Chapter 10	Coordination, Liaison and Project Management	21

Chapter 11	Safety Management and Quality Assurance	23

Chapter 12	Inspection at Manufacturer’s Premises and after Delivery	26

Chapter 13	Erection, Commissioning, Testing and Acceptance	29

Chapter 14	Warranties and Defects After Delivery	31

Chapter 15	Additional Spare and Replacement Parts and Repairs to the Equipment	34

Chapter 16	Liability for Accidents and Damage	36

Chapter 17	Licensing	38

Chapter 18	Insurance	39

Chapter 19	Taxes and Duties	41

Chapter 20	Force Majeure	42

Chapter 21	Vesting of the Equipment and Documentation	43

Chapter 22	Infringement	44

Chapter 23	Assignment and Sub-letting	46

Chapter 24	Supplier’s Default	47

Chapter 25	Bankruptcy	48

Chapter 26	Suspension and Termination	49

Chapter 27	Statute and Other Regulations	51

Chapter 28	Liens	52

Chapter 29	Independence of the Supplier	53

Chapter 30	Conflict of Interest	54

Chapter 31	Business Ethics	55

Chapter 32	Confidentiality	56

Chapter 33	Availability of Information	57

Chapter 34	Settlement of Disputes	58

Chapter 35	Notices	59

Chapter 36	Construction of Contract	60

Chapter 37	Security for Due Performance	61

Chapter 38	Effectiveness of the Contract and Miscellaneous	62

i

General Terms and Conditions

Appendix A

Appendix A-1	Price Breakdown

Appendix A-2	Bank Guarantee for Advance Payment ***

Appendix A-3	“Delivery Schedule”

Appendix B

Appendix B-1	“Technical Agreement”

ii

General Terms and Conditions

Contract Form

Contract No.: ZNSH3001

Date of Signing: 2008.02.4

Place of Signing: Shanghai

This Contract is made on the day of 2008.02.4 between Jiangsu Zhongneng Photovoltaic Industry Development Co, Ltd, with offices at North of the 310 national highway, economic development zone, Xuzhou, China (hereinafter referred to as the “Purchaser”) as one Party and Tap Mate Limited (hereinafter referred to as the “Supplier”) with offices at Flat 1/E, Block 6, Kornhill Gardens, 1120 King’s Road, Quarry Bay, Hong Kong as the other Party.

WHEREAS the Supplier has the capability and experience of manufacturing for 144 reactorsets (stainless steel).

WHEREAS the Supplier is willing to supply the Purchaser with the Equipment, Engineering, Documentation and Services and to perform the Works associated with the Equipment;

WHEREAS the Purchaser is willing to purchase the Equipment, Engineering, Documentation and Services and the Works associated with the Equipment to be provided by the Supplier;

WHEREAS the Supplier shall be and shall be deemed to be, an independent supplier and not the agent or employee of the Purchaser;

NOW THEREFORE, the two Parties authorize their representatives, following friendly consultations, to agree on the following terms and conditions and to sign this Contract.

The following documents shall be deemed to form the Contract between the Purchaser and the Supplier, and be read and constructed as part of the Contract, and shall be interpreted in the following order in case of discrepancy or ambiguity among the following documents:

Contract Form;

General Terms and Conditions;

Appendix A and B

General Terms and Conditions

SIGNED BY

For and on behalf of The Purchaser

Jiangsu Zhongneng Photovoltaic Industry Development Co, Ltd

General Terms And Conditions Of Contract

Chapter 1 Definitions

In the Contract the following words shall have the meanings herein assigned to them:

1.1	“ATP” shall mean the starting date for the Project Schedule.

1.2	“Actual Delivery Date” shall have the meaning set forth under Clause 5.3 (applicable to Equipment and Special Tools), or Clause 5.14 (applicable to Documentation).

1.3	“Additional Spare and Replacement Parts” shall mean the spare and replacement parts which are not included in the Equipment.

1.4	“China” and “PRC” and “People’s Republic of China” each means the People’s Republic of China excluding, for the purposes of this Contract, Hong Kong, Macao Special Administrative Region and Taiwan.

1.5	“Contract” shall mean the agreement between the Purchaser and the Supplier, howsoever made, for the supply of Equipment, Engineering, Works, Documentation, Additional Spare and Replacement Parts, and the provision of Services, including all documents referred to in the said agreement which set out the rights and obligations of the Parties thereunder.

1.6	“Contract Price” shall mean the sum named in the Contract as the Contract Price, subject to such additions and deductions, as may be made in accordance with the Contract, to be paid to the Supplier in consideration for the supply and delivery of Equipment, Additional Spare and Replacement Parts, Documentation and the provision of Services and the fulfillment by the Supplier of all its other activities and obligations under the Contract.

1.7	“Delivery Dates” shall mean the applicable dates specified in the Contract for delivery of Equipment, Additional Spare and Replacement Parts and Documentation subject to such adjustments as may be made in accordance with the Contract.

1.8	“Documentation” shall mean calculation notes, drawings, programs, schedules, manuals, erection and commissioning data, acceptance tests procedures, and all other technical information required for the design, manufacture, erection, tests, operation and maintenance of the Equipment as defined in Appendix B-1 of the Contract.

1.9	“Effective Date” or “EOC” shall mean the day when the Contract becomes effective in accordance with the provisions of Clause 38.2 hereof.

1.10	“Engineering” shall mean the engineering set forth in Appendix B-1.

1.11	“Equipment” shall mean all or any parts of the system, machinery, apparatus, parts, materials, spare parts, consumables which are to be supplied by the Supplier in accordance with the Contract as defined in Appendix B-1 of the Contract.

1.12	“Final Delivery Date” or “FDD” shall mean, the Actual Delivery Date of the item of Equipment which is the last to be shipped according to the Appendix A-3, providing such Equipment is not shipped in advance of the Delivery Date without the prior approval of the Purchaser, in which case the Delivery Date shall apply. When the Final Delivery Date has been achieved, the Supplier shall request the Purchaser to issue a certificate of Final Delivery Date.

1.13	“Force Majenre” shall mean an occurrence such as war, serious fire, flood, typhoon, earthquake, which is unavoidable, unforeseeable, insurmountable.

1.14	“Month/Day” shall mean calendar month/day; “Week” shall mean seven calendar days.

1.15	“Overall Project Schedule” shall have the meaning set forth in Appendix B-1.

1.16	“Parties” shall mean collectively the Purchaser and the Supplier.

1.17	“Party” shall mean the Purchaser or the Supplier.

1.18	“Project” shall mean the project developed by the Supplier in the People’s Republic of China.

1.19	“Provisional Acceptance Certificate” and “PAC” shall have the meaning set forth under Clause 13.5.

1.20	“Purchaser” shall mean the Jiangsu Zhongneng Photovoltaic Industry Development Co, Ltd the registered address of which is at Xuzhou, Jiangsu Province.

1.21	“Services” shall mean instruction and services provided by the Supplier at various stages under this Contract and within the scope of Supply.

1.22	“Site” shall mean the place at north of the 310 national highway, economic development zone, Xuzhou, Jiangsu Province in the People’s Republic of China selected by the Purchaser.

1.23	“Specification” shall mean the technical requirements as defined in the Appendix B-1.

1.24	“Sub-supplier” shall mean any entity (other than the Supplier) named in the Contract for any part of the Work thereunder or any entity to whom any part of the Contract has been sub-let with the consent in writing of the Purchaser.

1.25	“Supplier” shall mean Tap Mate Limited, the registered address of which is at Flat 1/F., Block 6, Kornhill Gardens, 1120 King’s Road, Quarry Bay, Hong Kong.

1.26	“Variation Order” shall mean the serially numbered form issued by the Purchaser to the Supplier in accordance with Chapter 9.

1.27	“Warranty Period” shall mean the period within *** commencing on the Actual Delivery Date of the Equipment or *** after the issuance of PAC whichever is earlier.

1.28	“Working Day” means a day (other than a Saturday, a Sunday or public holiday declared by Chinese governmental authorities.

1.29	“Work” shall mean the supply by the Supplier or the Sub-supplier of all Equipment, Documentation, Services and the performance by the Supplier or Sub-supplier of all its other activities and obligations under the Contract.

1.30	Where used in these General Terms and Conditions of Contract, “writing” or “written” shall mean any manuscript, type-written, or printed statement, under seal or hand as appropriate, but shall also include telegraphic, telex and fax communications which shall be submitted in the form of singed or sealed copies.

1.31	Words importing persons shall include firms and corporations.

1.32	Words importing the singular only shall include the plural and vice-versa where applicable.

1.33	“CFR” shall be interpreted and governed in accordance with Incoterms 2000 edition of the International Chamber of Commerce, unless otherwise provided in the Contract.

Chapter 2 Scope of Contract

2.1	The Supplier shall supply to the Purchaser completely all Engineering, Equipment, Special tools, Additional Spare and Replacement Parts and Consumable, Documentation including interfaces, Services and other things of all kinds necessary for the carrying out, completion and maintenance of the Work in accordance with the Contract. The Supplier undertakes that if during the implementation of the Contract, it fails to supply any items caused by the Supplier’s fault(s) which are required for the safe and reliable operation of the Equipment or for achieving the functions and performance as stipulated in the Contract, such items shall be supplied by the Supplier at no additional cost to the Purchaser.

2.2	The Equipment, Engineering, Documentation and Services supplied under the Contract shall be in full conformity with the Specifications, conditions, requirements, performance and limits of supply as defined in Appendix B-1.

2.3	The Equipment to be supplied by the Supplier shall conform to the requirements and the limits of supply stipulated in the Contract The Supplier shall be responsible for providing the Purchaser with all the information in accordance with the schedule in Appendix B-1.

2.4	The Supplier shall send suitably experienced, healthy and competent personnel for on-Site Services specified in Appendix B-1 in order to ensure that the Equipment is erected correctly, and the dispatched personnel on Site shall abide by the Safety Management Agreement signed by the Parties in parallel with the Contract.

2.5	The Supplier shall make available Additional Spare and Replacement Parts in accordance with Chapter 15 and, if required to do so by Purchaser, shall carry out repairs to the Equipment in accordance with the provisions of Chapter 15.

2.6	Throughout the operation lifetime of the Project, the Supplier shall, free of any charge to the Purchaser, provide the Purchaser with new operating experience information obtained by the Supplier, and inform the Purchaser of any decided improvement in the technical and safety aspects where such improvement is applicable to the Equipment.

2.7	The Special Tools supplied by the Supplier shall meet the requirement for Site transportation, storage, protection, hoisting, erection, commissioning and maintenance of the concerned Equipment.

2.8	The Supplier shall also perform his other responsibilities and liabilities under the Contract.

Chapter 3 Contract Price

3.1	The Contract Price, made up as shown hereunder and broken down as shown in Appendix A-1 to these General Terms and Conditions of Contract, unless the context otherwise provided, forms the sole basis of the compensation to be paid to the Supplier by the Purchaser in consideration for the supply of Equipment, Engineering, Work, Special Tools, Documentation, the provision of Services, packing, transportation and insurance and the fulfillment by the Supplier of all of its other obligations under the Contract.

3.2	The Contract Price is: USD*** (Say *** US DOLLARS ONLY), until price is: USD*** (Say *** US DOLLARS ONLY), which is broken down as shown in Appendix A-1 to these General Terms and Conditions of Contract. The Contract Price is subject only to such changes thereto as are specifically provided for under these General Terms and Conditions of Contract but is otherwise fixed and firm.

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Chapter 4 Terms of Payment

4.1.	In accordance with the following provisions of this Chapter, the Purchaser shall make payment to the Supplier. Such payments shall be made in USD (currency) by telegraphic transfer (T/T) through the Purchaser’s Bank respectively to the account nominated by the Supplier. Payment shall be considered as effected at the date of making the payment by the Purchaser. Original payment document shall be sent by the Supplier directly to the Purchaser.

Should the dates of payment release fall into the legal holiday, the payment shall be effected on the following working day, and the deferment shall not be regarded as delay of the payment.

All banking charges incurred in the Purchaser’s Bank shall be borne by the Purchaser. All banking charges incurred in the Supplier’s Bank shall be borne by the Supplier.

4.2.	The Purchaser shall make payment to the Supplier of the Contract Price stated in Clause 3.2 as follows:

(i)	*** of the Contract Price shall be paid as an Advance Payment (*** is for procuring materials) by the Purchaser to the Supplier within *** after the Contract’s coming into effectiveness and after the Purchaser has received all the following documents from the Supplier and found them in order:

(a) One bank guarantee for the advance payment issued by the Supplier’s Bank to the Purchaser’s Bank for a total amount of *** of the Contract Price stated in Clause 3.2 and in the forms of Appendix A-2.

(b) One original of commercial invoice covering the amount of the payment.

(ii)	*** of the Contract Price shall be paid by the Purchaser to the Supplier *** before the Supplier makes the delivery in accordance with Appendix A-3, and within *** after the Purchaser has received all of the following documents:

One original of pro forma invoice covering the amount of the payment due.

(iii)	*** of the Contract Price for Equipment and Documentation shall be paid in respect of the Equipment, within *** after the Purchaser commissioning or within *** after the Supplier making delivery whichever is earlier, and after the Purchaser has received all of the following documents from the Supplier and found them in order:

(a) The relevant copy of Provisional Acceptance Certificate issued by the Purchaser in accordance with Clause 13.5;

(b) One original of commercial invoice covering the amount of the payment.

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

(iv)	*** of the Contract Price shall be paid , within *** after the issuance of PAC or *** commencing on the Actual Delivery Date of the Equipment whichever is earlier, and the Purchaser has received all of the following documents and found them in order from the Supplier:

(a) The copy of Final Acceptance Certificate issued by the Purchaser in accordance with Clause 14.16;

(b) One originals of commercial invoice covering the amount of the payment.

4.3.	This clause is intentionally left blank.

4.4.	Unless otherwise specifically provided in a Variation Order which increases or decreases the Contract Price, the amount thereof shall be added to or deducted from the amount of payment under Clause 4.2 with the same ratio, which are outstanding at the issuance of the Variation Order in question.

4.5.	The Purchaser shall effect any payment within *** after receiving the appropriate invoices and supporting documentation in accordance with the provisions of this Chapter, unless the Purchaser considers such documentation is not in conformity with the Contract or disputes the amount of any invoices submitted by the Supplier whereupon the Purchaser shall notify the Supplier in writing stating its reasons within ***.

4.6.	The Supplier shall be responsible for arranging payments to its Sub-suppliers and all other persons as may be engaged by the Supplier in the performance of the Contract.

4.7.	If in accordance with the stipulations of Chapter 14 the Supplier is liable to pay liquidated damages to the Purchaser, the corresponding amounts shall be paid by the Supplier to the Purchaser within *** after receipt of the first written notice from the Purchaser stating the amount due or deducted from any remaining payment by the Purchaser.

Chapter 5 Delivery and Terms of Delivery

5.1	All the Equipment supplied under the Contract shall be delivered by the Supplier under terms of CFR Site in accordance with the terms of this Chapter and the Schedule specified in Appendix A-3 hereunder.

5.2	The Equipment (single) is approximately *** metric tons in net weight, *** metric tons in gross weight and *** cubic meters in total volume.

5.3	Within two months after the EOC, the Supplier shall provide the Purchaser a forecast delivery schedule which shall meet the requirements of the Overall Project Schedule for the approval of the Purchaser. The delivery dates provided in such forecast delivery schedule approved by the Purchaser shall be the Delivery Dates for the Equipment.

In the above-mentioned forecast delivery schedule, the Supplier shall provide the Purchaser with the following updated information:

A.	Name of Equipment;

B.	Gross Volume;

C.	Gross Weight;

D.	Respective Delivery Schedule for the Equipment;

E.	Place of loading for CFR;

F.	Cargo package/packing list;

G.	Names, Weight Measurement and Drawings of the over-weight, over-sized Equipment, loose goods and bulk materials;

Whenever used in the Contract, the term Actual Delivery Date shall mean:

—Under CFR term: the date of unloading the Equipment from the carrying vehicle by the Supplier to the destination with the address as below:

Address: Jiangsu Zhongneng Photovoltaic Industry Development Co, Ltd, North of the 310 national highway, economic development zone, Xuzhou

5.4	This clause is intentionally left blank.

5.5	Under CFR term, the Supplier shall deliver the Equipment in accordance with the following provisions:

5.5.1.	Not later than thirty (30) days before the readiness for delivery, the Supplier shall notify the Purchaser by fax of the following contents:

a)	Contract No.;

b)	Date of readiness for the delivery;

c)	Total volume;

d)	Total gross weight / total number of packages;

e)	Contract value of the equipment;

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

f)	Place of loading;

g)	Name, total gross weight and measurements of each piece exceeding *** metric tons in weight or *** meters in measurement;

h)	Name, weight of the dangerous and/or inflammable goods.

In the meantime the Supplier shall airmail via express mail the following documents in two (2) duplicate copies to the Purchaser:

a)	The packing list of the shipment covering Contract No., item No., name of the Equipment, specification, type, quantity, unit/total price, unit/total weight, unit/total volume, the overall dimensions of each package (length x width x height), total number of packages and Place of Loading.

b)	Overall packing sketch and drawings for each large piece exceeding *** metric tons in weight or *** meters in measurement;

c)	Description of any dangerous and/or inflammable goods indicating names, properties, special protective measures and handling methods in case of accident;

d)	Description of the special precautions for the Equipment that requires special storage and transportation.

5.5.2.	Within two (2) hours after completion of each loading, the Supplier shall inform the Purchaser by fax of the following information: Contract No., name of Equipment, value of Equipment, actual loading quantity, total gross weight, total volume and the insurance policy number.

5.5.3.	Before 7 working days of delivery the Equipment to the nominated destination described in Clause 5.3, the Supplier shall deliver by express mail one (1) original of the Cargo Receipt, quality certificate issued by relevant governmental authorities and packing list to the Purchaser.

5.5.4.	The Supplier shall complete the delivery of Equipment in accordance with the Delivery Dates. Any delivery to be made by the Supplier prior to the specified time shall be subject to the prior written consent of the Purchaser, otherwise all responsibilities and cost and expenses thus incurred shall be borne by the Supplier.

5.5.5.	If any Equipment contains dangerous and/or inflammable items, the Supplier shall submit to the Supplier’s carrier a Chinese description in one (1) copy indicating the name, characteristics, special handling and protective measures in case of accidents in respect of such items. The Supplier shall instruct the carrier to indicate in the case No./container No., thereof.

5.5.6.	The Supplier shall arrange the transportation, and inform the Purchaser. The Supplier shall keep close contact with the Supplier’s carrier. Should the carrying vehicle or the date of arrival be changed, the Supplier shall inform the Purchaser in time.

5.5.7.	This clause is intentionally left blank.

5.5.8.	At the latest 7 (7) working days before the arrival of the carrying vehicle, the Supplier shall advise the Purchaser by fax of the expected date of arrival, name of carrier and other information necessary for the delivery.

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

5.5.9	Provided that the Purchaser is not ready for delivery of the Equipment by the expected arrival date of the delivery, the Purchaser shall give notice to the Supplier before *** of the expected delivery date in written. The Supplier shall store such Equipment, and insure it against, and take reasonable measures to protect and preserve it from loss and damage. And within *** after the expected date of delivery, the storage charges, insurance premium and other costs thus incurred within the said *** shall be for the Supplier’s account. However, the storage charges and insurance premium from the *** day shall be borne by the Purchaser against the original documents issued by the relevant authority and being found in order. Nevertheless, the Supplier shall still be obliged to transport the Equipment at the Supplier’s own expense and risk according to the Purchaser’s notification of readiness for the delivery of the Equipment. In this case the Supplier shall bear no liquidated damage for delayed delivery.

5.5.10	Whatever the stipulation is in Incoterms 2000, the Supplier shall be responsible for the Equipment unloading from the carrying vehicle at the destination described in this contract.

5.5.11	If the Equipment is lost or damaged after the transfer of the risk to the Purchaser, the Supplier shall assist the Purchaser to apply to the insurance company for compensation and effect, upon the Purchaser’s request, the supplementary supply of the same Equipment and Document at the price derived from the Contract Price.

5.6	This clause is intentionally left blank.

5.7	This clause is intentionally left blank.

5.8	Documentation provided by the Supplier outside of People’s Republic of China shall be delivered under CFR Site terms.

5.9	Documentation provided by the Supplier within People’s Republic of China shall be delivered under CFR Site terms.

5.10	All Documentation to be supplied by the Supplier shall be delivered in accordance with the Schedule as shown in Appendix A-3 and B-1 under the Contract. In case the delivery dates are not defined in the Contract, their delivery should comply with the erection, test, commissioning, operation and maintenance plan of related Equipment.

5.11	The Supplier shall remain responsible for the contents of unopened Documentation, packages being in accordance with the Supplier’s appropriate detailed list of Documentation until such packages are opened. In the case of any shortage, loss or damage caused to the Documentation, the Supplier shall make supplementary delivery to the Site of the item or items lost or damaged within *** after receiving notification from the Purchaser, without any charge. Any item or items lost or damaged after transfer of the risk to the Purchaser or due to the Purchaser’s fault shall be replaced by the Supplier at the cost of the Purchaser.

5.12	The Supplier shall, one (1) week prior to the delivery of Documentation, notify the Purchaser of the number of cases, gross weight, Contract No. and the expected date of arrival of the Documentation to be delivered.

5.13	Within twenty four (24) hours after dispatching Documentation, the Supplier shall notify the Purchaser and its nominated carrier by fax of the Contract No., dispatching date, number of parcels, flight No., Airway Bill No., and approximate gross weight, and submit by courier service to the Purchaser and/or its nominated carrier the following documents:

a)	Two (2) copies of airway bill (marked with Contract No. and the consignee) or carrier’s receipt;

b)	Two (2) copies of detailed list of Documentation;

c)	Two (2) copies of pro-forma Invoice;

d)	Two (2) copies of detailed packing list;

e)	One original Certificate of fumigation treatment issued by concerned inspection organization or the statement of packing without wood for •Document delivered from abroad.

5.14	The date of receiving the Documentation at Site shall be deemed as the Actual Delivery Date for Documentation provided by the Supplier within People’s Republic of China.

The delivery date of the final version of the Documentation shall be deemed as the Actual Delivery Date of the Documentation concerned.

Chapter 6 Packing and Marking

6.1	The Supplier shall have Equipment strongly packed and shall take measures to protect the Equipment from moisture, mould, rain, rust, corrosion and shock, etc. taking into account the local climatic conditions and the nature of the Equipment. Such packing shall be suitable to withstand numerous handling, loading and unloading and long-distance air and/or sea and/or inland transportation to ensure the safe arrival of the Equipment at the Site without any damage or corrosion. The Supplier shall also provide all special frames, supports or fixtures necessary for handling and stowing the Equipment, and ensure them to meet the specified requirement of the further transportation, storage, protection and hoisting for the consequent equipment. The Supplier shall take such special measures as may be necessary to protect such things as the welding preparations of high pressure pipes, instrumentation, sockets and other fragile fittings if any.

6.2	In each package of Equipment a detailed packing list in 3 copies together with quality certificate issued by the Supplier and relevant administration shall be enclosed. The packing list shall specify:

(i)	for individual equipment:

(a)	functional identification of equipment and designation;

(b)	reference (coding number and title) of the drawing (assembly drawing or other) identifying the equipment;

(c)	quality.

(ii)	for bulk material:

(a)	coding identification and designation of the relevant item;

(b)	references (coding number and title) of the standardized document identifying the item;

(c)	quantity and quality.

The packing list shall be presented and coded according to the applicable procedures.

6.3.1	The Supplier shall mark the following on the four adjacent sides of each package with indelible paint in conspicuous printed words:

(i)	Contract No.;

(ii)	consignee;

(iii)	destination;

(iv)	shipping mark;

(v)	gross/net weight (kg);

(vi)	measurement (length X width X height in m);

(vii)	case No./bale No.;

(viii)	name of Equipment;

(ix)	consignee code;

(x)	Supplier’s name.

6.3.2	In accordance with the characteristics and various requirements in loading, unloading and shipping equipment, the packing shall be conspicuously marked “Handle with care”, “Right side up”, “Keep dry”, etc. in words, or with appropriate international trade practice and illustrations.

6.3.3	Should any packages weight 2 metric tons or more, its weight and hoisting position and with international trade practice and illustrative marks shall be clearly shown on two adjacent sides of each package so as to facilitate loading, unloading and handling.

6.3.4	Loose accessories in package or bundles shall be labeled by the Supplier, indicating Contract No., names of accessories and their location, number and accessory No. on assembly drawings.

6.3.5	For unpacked pieces of Equipment the above mentioned marking shall be indicated directly on Equipment or on tightly fastened metal labels. For large pieces proper handling frames and supports should be provided.

6.3.6	Should any Equipment be damaged or lost due to improper packing and/or inadequate protective measures, the Supplier shall be responsible for the repair, replacement and/or compensation in accordance with the Contract. If mistake of transportation of Equipment occurs due to wrong/poor packing or ambiguous marking, the Supplier shall bear additional expenses arisen thereof.

6.3.7	The Documentation to be provided by the Supplier shall be properly packed to withstand numerous handling, long-distance transportation and to be protected against damage from moisture and rain.

6.3.8	Three copies of a detailed list marking the Documentation coding number, title designation, revision and status of documents shall be enclosed in each parcel of the documentation.

6.4	Any item delivered pursuant to or in connection with the Contract and which remains the property of or is rented out by the Supplier shall be marked accordingly.

6.5	The Supplier shall request in due time from the Purchaser the necessary information for marking.

6.6	All mark described in this chapter shall be made in English.

Chapter 7 Documentation

7.1	Both Parties shall deliver the Documentation to the other Party in accordance with Appendix A-3 and B-1. Final Documentation shall take into account the latest modifications made during on-Site Acceptance tests.

7.2	The Supplier shall submit Documentation to the Purchaser for review within the time specified in the Contract or, if no time is specified, then a reasonable time, such Documentation as may be called for therein. The review of Documentation by the Purchaser shall not release the Supplier from its any obligation under the Contract.

7.3	If the Supplier in order to comply with its obligations tinder the Contract shall wish to modify or correct any Documentation, which has already been supplied to the Purchaser, it shall submit for the review of the Purchaser, the revisions thereof.

7.4	The Purchaser and the Purchaser’s Representative or the third party appointed or engaged by the Purchaser shall have the right, at all reasonable times to inspect at the premises of the Supplier and its Sub-suppliers all Documentation relating to any portion of the Equipment. All of the relevant people mentioned this paragraph shall be subject to the confidential obligations under this contract.

7.5	Documentation and the Contract are intended to complement each other, so that anything shown in Documentation but not mentioned in the Contract, or vice-versa, is to be supplied as though specifically set forth in both. Any discrepancies in the Documentation or Contract shall be referred to the Purchaser before the Supplier proceeds with the manufacture of the relevant part of the Equipment. And in any time the Purchaser’s decision or requirement shall prevail.

7.6	This clause is intentionally left blank.

7.7	All documents shall be provided in Chinese and shall refer to the metric system, except otherwise stipulated in the Contract.

Chapter 8 Mistakes in Information

8.1	The Supplier shall be responsible for any discrepancies, errors or omissions in the Documentation and other information supplied by the Supplier under the Contract, whether such Documentation and other information has been reviewed or approved by the Purchaser or not, provided that such discrepancies, errors or omissions be not due to inaccurate documentation furnished to the Supplier by the Purchaser.

8.2	The Supplier shall at its own expense carry out any alterations or remedial Work necessitated by reason of such discrepancies, errors or omissions and modify Documentation accordingly. If such alterations, remedial Work or modifications are done by or on behalf of the Purchaser, the Supplier shall bear all costs reasonably incurred therein. The performance of its obligations under this Chapter shall not relieve the Supplier of its liability under Chapter 14.

8.3	The Purchaser shall be responsible for information supplied to the Supplier in writing by the Purchaser. The Purchaser shall issue a Variation Order in accordance with Chapter 9 for alterations necessitated by reason of inaccurate information so supplied to the Supplier, if the alterations affect the Supplier’s costs.

8.4	The Supplier shall promptly bring to the attention of the Purchaser any matters that appear to be deficiencies, omissions, contradictions or ambiguities, or any doubt about the meaning or correctness of any information supplied to the Supplier by the Purchaser. The Purchaser shall then promptly instruct the Supplier how to proceed.

Chapter 9 Variations and Omissions

9.1	The Supplier shall not alter any of the Works except as directed in writing by the Purchaser, but the Purchaser shall have the full power, subject to the provisions hereinafter contained, at any time during the execution of the Contract to alter, amend, omit, add to or otherwise vary any of the Works. The Supplier shall carry out such variations and be bound by the same conditions, so far as applicable, as though the said variations were an integral part of the Contract.

9.2	The Purchaser may from time to time in writing instruct the Supplier to submit, in such detail as the Purchaser may require and within a reasonable period of time, the proposed revision to the Contract Price and Delivery Dates.

9.3	If in lie opinion of the Supplier any proposed variation is likely to prevent it from or prejudice it in fulfilling any obligation under the Contract, it shall notify the Purchaser thereof in writing, and a change proposal shall be submitted by the Supplier at the same time, but none delay in performing any obligation under the variation issued by the Purchaser.

9.4	If the Supplier believes that any direction, instruction, decision or any other act or omission of the Purchaser affects the Supplier’s costs for performing the Works or the time required therefore, the Supplier shall promptly notify the Purchaser in writing, but none delay in performing any obligation under the variation is allowed. The Purchaser, if it agrees, will issue a Variation Order revising the Contract Price and Delivery Dates as required, provided however that no Variation Order shall be allowed if:

a)	the act of the Purchaser affected the Supplier’s performance in a manner consistent with the Contract or was necessitated by the Supplier’s failure to comply with a requirement of the Contract; or

b)	the Supplier’s performance was adversely affected by the Supplier’s fault, negligence or failure to comply with the stipulations of the Contract; or

c)	the Supplier did not promptly notify the Purchaser in writing, due to which the Purchaser could not make recourse to the liable third party.

9.5	Such revision to the Contract Price shall be ascertained and determined in the following manner:

(i)	where options and alternatives are defined and priced in the Contract, the amounts stated therefore;

(ii)	for on-Site Services adjustment in accordance with the provisions of Appendix A-1 and B-1 to the Contract;

(iii)	where they are not so defined and priced, the amounts shall be agreed by the Parties in accordance with one or more of the methods stated below:

(a)	on a lump-sum basis, determined from an estimate produced by the Supplier on a basis consistent with the Contract;

(b)	on a lump-sum basis, based on unit prices and/or unit rates which stated in the Contract;

(c)	on the basis of costs which the Contract so provides;

where they are not so defined and priced, the amounts shall be discussed and agreed by both Parties.

Due account shall be taken of any partial execution of Work which may be rendered useless by any such variation or omission, and of any sums which may be recoverable by the Supplier from third parties.

Detailed itemized price shall be submitted by the Supplier, and inquiry/quotation documents with his Sub-suppliers shall also be provided to support the related price. All these shall be treated as the supporting documents for the issuance of Variation Order.

Except with the prior agreement of the Purchaser, the Supplier’s submission of change proposal shall be made not later than 14 days after receipt of the Purchaser’s instruction.

9.6	In case both Parties cannot reach an agreement on commercial issues of a Change Proposal, the Supplier shall carry out the Work under the variations of the Purchaser in order to secure the progress of the Project. Both Parties shall continue the discussions on the Change Proposal mentioned above, and then a final agreement shall be reached under the Contract’s condition. In case of the variation is critical for both Parties, the two Parties shall reach an agreement before carrying out the Variation.

9.7	If the Supplier fails to carry out the relating Works under the variation of the Purchaser in order to secure the progress of the Project, the Purchaser is entitled for a self-execution, and the Supplier will be responsible for any consequences arising therefrom.

9.8	A Variation Order shall be issued after the Purchaser has agreed the Supplier’s submission and shall be on a standard form entitled “Variation Order” which shall be the sole method for revising Delivery Dates, the Schedule and/or the Contract Price.

Chapter 10 Coordination, Liaison and Project Management

10.1	The Supplier shall liaise and work in coordination with the Purchaser’s project management team in the People’s Republic of China.

10.2	Unless specifically stated to the contrary in the Contract, the cost of undertaking such liaison shall be, and shall be deemed to be, covered by the prices included in the Contract. The Supplier further undertakes that it (and its Sub-suppliers where applicable) shall fulfill its obligations but it is expressly agreed between the Parties that the Supplier is not liable for any of the obligations of any other suppliers engaged by the Purchaser; in the event that the Supplier considers that its fulfillment of its obligations is being impeded by any other supplier engaged by the Purchaser, it shall promptly bring such matter to the attention of the Purchaser’s Project Director.

10.3	Project Director shall be the person so nominated by the Purchaser from time to time by the issue of a written notice to the Supplier. When issuing any such notice the Purchaser shall also notify the Supplier of the power that it has delegated to its Project Director and all acts, instructions and decisions subsequently given by the Project Director in accordance with such delegated powers shall be deemed to be acts, instructions and decisions of the Purchaser.

10.4	The Purchaser shall have the right to withdraw or amend any delegation given to its Project Director pursuant to Clause 10.3 by the issue of written notice in advance to the Supplier.

10.5	The Project Director shall have the right to re-delegate any of the powers vested in him by the Purchaser (other than the power to approve any variation or to change any previously established date for the fulfillment of an obligation by the Supplier under the Contract) by the issue of written notice to the Supplier and all acts, instructions and decisions subsequently given by any person within the powers delegated to him by the Project Director shall be deemed to be acts, instructions and decisions of the Project Director.

10.6	The Project Director shall have the right to withdraw or amend any re-delegation of his powers pursuant to Clause 10.5 by the issue of written notice in advance to the Supplier.

10.7

Within one month after Signing of Contract, the Supplier shall submit details of its proposed contract management organization for the Project Director’s review. Such details shall consist of an organization chart and a brief job description for key personnel, and show the powers and authorities vested in those shown in the Supplier’s contract management organization as having direct contact with the Purchaser, the Project Director (including his delegates pursuant to Clause 10.5), and the

Purchaser’s other representatives including the Overall Designer engaged by the Purchaser for the purposes of the Project. In the event of it being agreed that changes should be made to the Supplier’s organization chart, the Supplier shall forthwith submit a modified organization chart to the Project Director.

10.8	Whenever the Supplier considers that the previously reviewed contract management organization should be changed without prejudice to the interests of the Project, or where the need for change has become unavoidable, it shall forthwith submit details of its proposed revised contract management organization to the Project Director for review as if it were the original proposed contract management organization.

10.9	The Purchaser shall have the right to issue copies of the Supplier’s contract management organization details to its other suppliers engaged for the purposes of the Project.

10.10	So as to enable the Purchaser to exercise its rights under the Contract with regards to access relating to the Works being undertaken by the Supplier’s Sub-suppliers, the Supplier shall provide the Project Director with the necessary details of the Sub-suppliers’ organizations.

10.11	The Supplier undertakes that throughout its contract management organization it shall only use suitably qualified and experienced personnel and that where such personnel are a point of direct contact with the Purchaser, including the Project Director and any of his delegates and representatives, they shall be fluent both in the English and Chinese language.

10.12	Each Party shall provide such facilities as is required under the Contract so as to facilitate the coordinated working procedures and each Party shall be responsible for ensuring that the acts of its employees, agents and other representatives under the Contract shall not prejudice the best interests of the Project. In particular, but without limitation, without prior notice to the Purchaser the Supplier shall not enter, nor permit its Sub-suppliers to enter, into any negotiations with any government entity or agency to develop variances or revisions to any law which has direct application to the Contract and which could adversely affect the best interests of the Purchaser.

10.13	The activities required to be provided by the Supplier include the attendance by the Supplier’s personnel at periodic coordination meetings, monthly progress meetings and meetings on special issues. The host shall provide meeting facilities and prepare meeting documents concerned.

Chapter 11 Safety Management and Quality Assurance

Part 1: Safety Management

11.1	The Supplier shall abide by the compulsive design standards and codes which shall be noted in the design document and the Contract. In case of no such standards and codes in existence, the Supplier shall make sure as required by the Product Quality Law of People’s Republic of China the design and the product be safe to human health and lives, and property as well.

11.2	Considerations shall be made to ensure the safety and protection of the product in erection and operation. The Supplier shall highlight the safety related information in the design documentation and provide instructions in accident prevention.

11.3	In case of the application of new structure, material or state of arts, the Supplier shall provide relevant safety suggestions to the construction personnel.

11.4	The Supplier shall do the best in enhancing the intrinsic safe performance of the product.

11.5	The Supplier shall provide the Purchaser with the information on the hazards and safety instructions in regard of the transport, erection, commissioning, operations and maintenance of the Equipment.

11.6	The manufacturer shall follow the design and make sure the quality and safety performance of the Equipment in operation lifetime.

11.7	Appropriate safety signs and marks on the product and/or the package of the product shall be provided as required by the Product Quality Law of People’s Republic of China.

11.8	The product containing radioactive sources or toxic and hazardous substance shall bear outstanding warning signs on the surface and the packages, and the Supplier shall make statement on the shipping document and provide safe storage instruction and precautions to the Purchaser.

Part 2: Quality Assurance (hereinafter referred to as the “QA”)

11.9	The Supplier shall establish and implement a Quality Management System which shall comply with ISO 9001:2000 Standard.

11.10	The Supplier shall establish a Project Quality Assurance Program (hereinafter referred to as the “Program”) for this Contract after taking into account scope and nature of the Contract, Specifications, quality warranties and quality control requirements and prepare management procedures and work instruction to meet the contract requirements, if necessary.

11.11	The Supplier shall submit to the Purchaser its generic “quality management manual” for review, and Program and management procedures specific for the project for approval.

11.12	The Supplier shall submit to the Purchaser documents and records in line with requirement prescribed in Appendices. And the Supplier shall ensure the validity of these documents and records provided to the Purchaser regardless of the Purchaser’s review. In the event that the Purchaser discovers that any quality related documents do not conform to the requirements of the Contract, the Purchaser shall have the right to require revision by the Supplier.

All quality related documents and records relevant to the contract shall be available to the Purchaser’s representatives for reference and review at the location where the corresponding activity is performed. At the Purchaser’s request, if needed on a case-by-case basis, the Supplier shall provide a copy of such quality-related documents. The Purchaser shall have the right to make copies of all documents and records submitted by the Supplier and distribute such copies to its representatives for their use.

11.13	The Supplier shall evaluate its sub-suppliers in line with documented procedure and submit to the Purchaser the qualification report for approval before signing of relevant contracts according to the requirements of Purchaser’s Project Procedures. When it is necessary, the Purchaser shall have right to perform sources evaluation on selected sub-suppliers with supplier. The Supplier shall establish and maintain up to date the list of qualified sub-suppliers in which the status of qualification, QA standard applied and scope of contract shall be indicated. The list of qualified sub-supplier, modification to this list and associated supporting documents shall, be submitted to the Purchaser for review.

The Supplier shall strictly supervise the implementation of its sub-supplier’s QA/QC activities according to the requirements of the applicable QA/QC documents.

11.14	The Quality Plans for this Contract shall be established and implemented by the Supplier in accordance with the requirement of Appendix B-1.

11.15	The Supplier shall handle non-conformance related to this Contract in accordance with the provisions described in Appendix B-1. The non-conformance list of this Contract shall be established and up-dated.

11.16	The Purchaser’s representative has the right to access to the Supplier and its sub-supplier’s premises for its QA and QC activities. The Supplier shall provide to the Purchaser’s representative with convenience and necessary assistance to carry out such QA and QC activities. The Purchaser reserves the right to stop the Supplier’s activities when significant conditions adverse to quality arise and the Supplier shall take all necessary corrective actions promptly to resolve the conditions into satisfaction of the Purchaser prior to resumption of the activities.

11.17	The Purchaser shall have the right to participate in the internal and external QA audit as observer/auditor and kick-off meetings arranged by the Supplier. The Supplier shall inform the Purchaser of the schedule in advance.

Conclusions, findings and corrective actions of QA audit report related to this Contract shall be transmitted to the Purchaser.

11.18	The representative of the Purchaser shall have access to the Supplier’s and its sub-suppliers premises for surveillance and inspection if safety related activities concerned.

11.19	The Supplier shall include in its sub-contracts the necessary provisions to ensure that all sub-suppliers of this contract comply with the provisions of this chapter, and to entitle the Purchaser with the same right to sub-suppliers as to the Supplier under this contract.

11.20	All QA and QC activities carried out by the Purchaser and the inspecting and witnessing safety related activities carried out by the Purchaser to the Supplier and its sub-suppliers shall not alleviate or free the Supplier from its obligations and legal responsibilities under the contract.

Chapter 12 lnspection at Manufacturer’s Premises and after Delivery

12.1	During manufacture, the Supplier shall be responsible for all inspection, examination and testing (“In-factory Acceptance Tests”) of the Equipment to be supplied under the Contract and the costs thereof, including that of its Sub-suppliers, prior to completion. Such inspection and examination shall be in accordance with the standards and codes stipulated in the Contract, or where standards and codes are not specifically defined, in accordance with appropriate and generally accepted practice for the Equipment in question.

12.2	During manufacture, the Purchaser or its representative shall be entitled at all reasonable times to inspect and examine, on the Supplier’s premises, the materials and workmanship of Equipment to be supplied under the Contract and to witness the inspection, examination and tests carried out by the Supplier. If part of the said Equipment is being manufactured on other premises the Supplier shall obtain for the Purchaser equivalent authorization as if the said Equipment were being manufactured on the Supplier’s premises. Such inspection, examination and witnessing shall not release the Supplier from any of its obligation under the Contract.

12.3	During manufacture, the Supplier shall monthly submit manufacture progress reports on forms as approved by the Purchaser at suitable time. Such monthly reports shall show the actual progress completed as of date of the reports plotted against the schedule as given in the Contract, and shall be broken down so as to indicate status of purchased materials, detailed shop schedule, shipping dates, and the like as required in accordance with the Contract.

12.4	For any tests to be performed on the premises of the Supplier, the Supplier shall provide free of charge such assistance, labor, materials, electricity, fuel stores, apparatus and instruments as may be requisite and as may be reasonably required to carry out such tests efficiently.

12.5	If during manufacture, when inspecting, any Equipment or any part thereof is found to be not in accordance with the Contract, or in any other way defective, then the Supplier shall promptly replace or re-manufacture the Equipment or part thereof so affected, or remedy the defect or non-conformance. Unless otherwise authorized by the Purchaser, the Supplier shall re-perform within a reasonable time and upon the same terms and conditions such inspection, examination or test, at the expense of the Supplier. No such replacement, re-manufacture, remedy and associated inspection, examination or tests shall be regarded as a Force Majeure occurrence.

12.6	Should the Supplier fails to comply with the requirements of Clause 12.5 above the Purchaser shall have the right to remove the portion of the Equipment concerned from the Supplier and to have the defect remedied by and the test re-performed by the means the Purchaser shall decide, at the Supplier’s expense.

12.7	The Supplier shall ensure that it and its Sub-suppliers maintain good and clear record systems so as to be able to store and recover the manufacturing and testing history of the Equipment and of its major components.

12.8	This clause is intentionally left blank.

12.9	This clause is intentionally left blank.

12.10	After completion of the In-factory Acceptance Tests, if the performance warranties which are specified in the Appendix B-1 and which shall be detailed in the Acceptance Test Procedures have all been achieved, if the operation of all the Equipment has been normal all along the in-factory availability period and if the known defects have been remedied, a certificate of In-factory Acceptance in two copies shall be signed and issued by the Purchaser. However, the Supplier shall not deliver the Equipment without In-factory Acceptance certificate.

12.11	The In-factory Acceptance Tests and the In-factory availability period shall not release the Supplier from its other obligations under the Contract.

12.12	At an appropriate time, after arrival of Equipment at the Site, the Purchaser shall organize the opening of cases, inspection of packing and Equipment and such non-destructive testing as it considers necessary (all being hereinafter referred to as “open-package inspection”), to establish the extent of any shortage or visible damage, to check the Equipment against shipping documentation and to check quality and specifications against the requirements of the Contract. The Supplier is entitled to send its representatives at its own expense to join in the open-package inspection. The Purchaser shall inform the Supplier of the date and nature of inspection or test *** prior to the open-package inspection. If the representatives of the Supplier cannot reach the Site in time, the Purchaser shall have the right to open the package and conduct the inspection independently. After the Supplier has staff on Site, notice of *** in advance shall be given to the Supplier’s Site staff who may join in such inspection.

12.13	Should any shortage, damage or failure to meet quality standards and specifications stipulated in the Contract, be found affecting the delivered Equipment, during the open-package inspection by the Purchaser and/or the Supplier, a detailed record shall be made and signed by representatives of the Parties. The record shall be sent to the Supplier after the Purchaser conduct the inspection independently as stated in Clause 12.12, if the Supplier disagrees on the record, the comments shall be sent to the Purchaser within *** after receipt, otherwise it shall be deemed that the Supplier accepted the record. This record shall be taken as conclusive evidence for the Purchaser to claim replacement or repair from the Supplier, where the said shortage, defect, damage or failure is due to the fault of the Supplier.

12.14

If the Parties cannot agree on the results of the open-package inspection or on any other means of testing to verify condition of the Equipment as received at Site then either Party may submit the results to the local Branch of General Administration of Quality Supervision, Inspection and Quarantine of China for re-examination and the expenses thereof shall be borne by the liable Party. Any claim against the Supplier by the Purchaser shall then rely upon the certificates issued by the same local Branch of General Administration of Quality Supervision, Inspection and Quarantine of China.

12.15	Where it is found liable therefore under the Contract, the Supplier shall replace missing parts free of charge to the Purchaser, or repair, or if the Purchaser considers the repair might cause potential defects or reduce the integrity of the Equipment, replace damaged parts free of charges to the Purchaser at the Site immediately after receiving the certificate of claim from the Purchaser and shall be responsible for the risk and freight therefore to the erection Site and also the repeat inspection fee of the Purchaser. If the Supplier disputes the claim, its objection shall be raised within *** after receiving the certificate of claim. Consultation shall then take place between the Parties. If the objection is raised later than ***, the Purchaser’s claim shall be upheld.

12.16	Replacement or repair performed by the Supplier under Clause 12.15 shall be carried out as soon as practicable by and at the expense of the Supplier and if required urgently airfreight shall apply.

12.17	The open-package inspection and tests mentioned above shall not release the Supplier from its liabilities under Chapter 14 of this Contract.

12.18	The lists of standards and codes applicable to the inspection of Equipment to be provided by the Supplier and the delivery dates therefore are set out in the Appendices of the Contract. If the aforementioned standards and codes are not delivered in time or delivered incompletely, the Purchaser shall be entitled to inspect the Equipment according to the existing standards or codes of a third party chosen by the Purchaser.

Chapter 13 Erection, Commissioning, Testing and Acceptance

13.1	The erection, commissioning and performance test of the Equipment supplied under the Contract shall be organized and executed by the Purchaser. The Supplier shall provide Documentation, technical assistance, advice and supervision at the Site so as to enable the Purchaser to complete the Contract and put it into operation in accordance with the Appendix B-1.

13.2	The responsibilities of the Site Supervision provided by the Supplier at the Site are as follows:

(i)	Assist the Purchaser or its erection contractor to review and to prepare its erection procedures and review with the Purchaser or its erection contractor its erection programs and methods, and provide assistance to the erection contractor when required during the execution of the erection activities;

(ii)	Supervise mechanical and electrical erection and provide surveillance of the erection contractor’s erection quality and where required by the Purchaser certify, that quality of erection conforms to the technical requirements of the Supplier;

(iii)	Assist the Purchaser to prepare and perform the correct commissioning and performance test program and procedures;

(iv)	Provide advice to the Purchaser on the conduct of start-up activities, to assist where necessary on resolution of technical matters and where required by the Purchaser certify, the compliance with the Supplier’s requirements.

13.3	During the various stages of erection, commissioning and performance test both Parties shall duly cooperate with each other. In case of any technical problems arising, the Supplier shall advise the Purchaser and analyze the causes and find the solution immediately. Additionally, necessary technical documents shall be provided by the Supplier at no cost to the Purchaser.

13.4	After completion of the erection of the Equipment, the commissioning, performance test, pre-operational test, demonstration run, and acceptance under the Appendices of the Contract shall be carried out without unreasonable delay. The purpose of the above activities is to verify whether the Equipment meets the warranties and technical performances specified in the Contract.

13.5	After completion of the commissioning, performance test, pre-operational test, demonstration run, if the operation of all the Equipment is normal and the warranties and technical performances of the Equipment have all been achieved, and all the known defects are remedied, the Equipment shall be deemed acceptable. Then a certificate of provisional acceptance (hereinafter called “Provisional Acceptance Certificate”) in two original copies shall be signed by both Parties and issued by the Purchaser, one original copy to be retained by each Party.

13.6	Notwithstanding the provisions of Clause 13.3, if the pre-operational test, commissioning, demonstration run and performance test of the Equipment cannot meet the requirements of one or more items of warranties or technical performance due to the Supplier’s fault, the provisions of Chapter 14 shall apply.

13.7	If the commissioning, performance tests pre-operational test, demonstration run are delayed, the Supplier shall fulfill its responsibilities as defined in 13.2 at any time upon the Purchaser’s request. The delay of the tests mentioned above shall not release the Supplier from its obligations under this Chapter.

13.8	The Provisional Acceptance Certificate of the Equipment under this Chapter shall not release the Supplier from its liabilities under the Contract.

Chapter 14 Warranties and Defects After Delivery

14.1	The Supplier warrants that all Equipment supplied shall be brand-new, of the quality required by the Contract. The Supplier further warrants that the Equipment shall satisfy the requirements of the interfaces and comply with the standards, codes, and Specifications specified in the Contract, with the objective of assuring long term, safe, reliable and efficient operation, and easy maintenance.

14.2	Notwithstanding the provisions of Clause 14.1, the Supplier shall promptly notify the Purchaser of any improvement measures related to reliability or efficiency taken or proposed in the light of experience feedback from its own activities or from any other customers. At any time up to the end of the Warranty Period, the Supplier shall be obligated to implement any such improving measures (if required to do so by the Purchaser) free of charge to the Purchaser where such implementation is necessary to ensure reliability of the Equipment to the level envisaged by the Contract or its safe operation.

14.3	The Supplier warrants the delivery of the Equipment in compliance with the scope of supply stipulated in Chapter 2. During the implementation of the Contract, if any item is omitted which is required for safe and reliable operation or convenient maintenance or for achieving the performance stipulated in the Contract, the Supplier shall supply such item or make the necessary adjustment at no additional cost to the Purchaser.

14.4	The Supplier warrants that the Documentation shall be complete, clear and correct and shall meet the requirements of transportation, storage, acceptance testing, operation, maintenance, management, quality control etc. under the Contract.

14.5	The Supplier shall be responsible for making good any defect in or damage to any portion of the Equipment which may appear or occur under proper use during the Warranty Period and which arises from defective materials, workmanship, manufacturing design (other than a design furnished by the Purchaser and for which the Supplier has disclaimed responsibility) or the wrong instructions of the Supplier’s technical personnel or an error in the Documentation.

14.6	If any such defect shall appear or damage occur, for which the Supplier is responsible, the Purchaser shall immediately inform the Supplier thereof stating in writing the nature of the defect or damage. The Supplier shall promptly repair or, if the Purchaser considers that repair might cause potential defects or reduce the integrity of the Equipment, shall replace the defective or damaged part of the Equipment, at the Supplier’s expense including all costs of removal, insurance, reinstallation, packing, transportation to and from Site and if required urgently shall be freighted by air. If required by the Supplier, the Purchaser shall provide such labor, tools, materials and workshop facilities as are available at the Site and shall be reimbursed for all reasonable expenses incurred in so doing.

14.7	Where any defect or damage for which the Supplier is responsible under Clause 14.5 arises after the Equipment has been put into service, then for the repaired or replaced parts of the Equipment, together with any other parts which cannot be used as a consequence of the said defect or damage, the Warranty Period shall be extended until *** after the repaired or replaced portion of the Equipment has been put back into service by the Purchaser.

14.8	Upon pursuant to this Chapter the Supplier shall supply a part in replacement of a defective or damaged part, the defective or damaged part shall become the property of the Supplier, and shall be disposed of by the Supplier at its own expense.

14.9	If any defect or damage be not remedied within a reasonable time, the Purchaser may proceed to do the Work at the Supplier’s risk and expense without affecting the Supplier’s other liabilities under the Contract or otherwise.

14.10	The Supplier shall make available the Equipment for delivery by the relevant Delivery Dates therefore stated in the Contract. If the Supplier fails to make available the Equipment or any portion thereof by the relevant Delivery Date therefore it shall pay to the Purchaser as liquidated damages for delay ***

***

The liquidated damages for delay shall be up to *** delayed batch of Equipment.

***

14.11	In the event of any defect which may delay the safe and reliable erection commissioning and testing being discovered through an open package inspection, for which the Supplier is responsible, then, in addition to its obligation to repair the said defect or to replace the Equipment in question in accordance with Chapter 12, the Supplier shall also be reliable to pay liquidated damages for delay in accordance with Clause 14.10 as if the Delivery Date thereof was the date when the defect was discovered and the Actual Delivery Date thereof was the date when the Supplier remedied the defect at the Site.

14.12	This clause is intentionally left blank.:

14.13	In the event of the Equipment or any part of it failing to achieve its warranted performance as specified in Appendix B-1 during the acceptance tests carried out pursuant to Chapter 13, the Supplier shall take all steps to correct the deficiencies as

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

soon as possible. If the Equipment fails to be ready by the time stated in the Contract for its acceptance tests, the Supplier shall pay the Purchaser the sum of ***, which sum shall be constructed as liquidated damages. Such liquidated damages shall not exceed *** for such portion of the Equipment which should be tested. This stipulation shall not affect the Purchaser’s any other rights under the Contract.

14.14	Notwithstanding payment by the Supplier or deduction by the Purchaser of liquidated damages from the payment due for the Supplier’s failure to achieve the warranted performance specified in the Contract, after the Supplier has been allowed to take remedial measures for up to *** after the carrying out of relevant performance test pursuant to Chapter 13, then the Purchaser shall be entitled to reject the Equipment, and in the event of such rejection the Supplier shall at its own cost promptly replace the same or, if the Purchaser so decides, repay to the Purchaser all amounts paid in respect of the rejected Equipment plus interest at the time agreed by the Purchaser and the Supplier shall pay any losses caused by rejecting the Equipment.

14.15	Liquidated damages incurred for delay or failure to achieve warranted performance shall be paid by the Supplier to the Purchaser as stipulated in clause 4.7.

14.16	Before the expiry of the, Warranty Period, the Purchaser shall carry out an overall final inspection of the Equipment. The Supplier shall at its own expense dispatch its personnel to participate in the inspection and the Purchaser shall provide to the Supplier reasonable access to the Equipment. If the overall final inspections of the Equipment are delayed, the Supplier shall fulfill its responsibilities as defined in this Clause 14.16 at any time upon the Purchaser’s request. The Supplier shall deal promptly with any defect that are revealed, thereby. As soon as the defects revealed within the Warranty Period have been remedied, the Purchaser shall issue a final acceptance certificate (hereinafter referred to as the “Final Acceptance Certificate”) for the Equipment in two original copies (each Party will hold one original copy), thereby confirming that the Equipment is accepted by the Purchaser.

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Chapter 15 Additional Spare and Replacement Parts and Repairs to the

Equipment

15.1	The Supplier shall upon the Purchaser’s request at any time within the lifetime period of the Equipment promptly sell and supply to the Purchaser at reasonable prices derived from the prices quoted in the Contract Price, Additional Spare and Replacement Parts for the Equipment during the operation Lifetime of the Project, subject to the provisions of this Chapter.

15.2	If before the expiry of the period referred to in Clause 15.1 the Supplier intends to discontinue the supply of Additional Spare or Replacement Parts for the Equipment or any portion thereof, it shall forthwith give notice to the Purchaser of such intention and either:

(i)	afford the Purchaser the opportunity (which shall be exercised within ***) of ordering at reasonable prices such quantities of Additional Spare or Replacement Parts as the Purchaser shall reasonably require in relation to the operation lifetime of such Equipment or portion thereof; or

(ii)	deliver to the Purchaser free of charge within the above said period of *** such drawings, documentation, software, patterns, tools, moulds, specifications and such other information and equipment as it may have in its possession and as the Purchaser shall require to enable the Purchaser to make or have made such Additional Spare or Replacement Parts, thereby ensuring as good a performance as initially planned and the Supplier shall grant to the Purchaser without payment of any royalty or charge full right and liberty to make or have made such Additional Spare or Replacement Parts as aforesaid.

15.3	If during the period referred to in Clause 15.1 the Supplier fails to fulfill the responsibilities in Clause 15.1 and 15.2, or becomes insolvent or commences to be wound up (not being a member’s voluntary winding up for the purpose of re-construction), then the Supplier shall, so far as it is legally entitled so to do and if so required by the Purchaser, as soon as reasonably practicable deliver to the Purchaser free of charge such drawings, documentation, software, patterns, tools, moulds, specifications and other information as are referred to in Clause 15.2 and the Purchaser shall be entitled to retain the same information for such time only as necessary for the exercise by the Purchaser of its rights under this Chapter and if the Supplier so requires the same shall be returned by the Purchaser to the Supplier in good order and condition (fair wear and tear excepted) and at the Purchaser’s cost and expense.

15.4	If the Purchaser shall exercise its right under Clause 15.3, the Supplier shall also grant to the Purchaser without payment of any royalty or charge full right and liberty to make or have made Additional Spare or Replacement Parts as aforesaid and for such purposes only to use, make and have made copies of all drawings, patterns, specifications and other information supplied by the Supplier to the Purchaser pursuant to the Contract.

15.5	In entering into the Contract, the Supplier undertakes to carry out such repairs to the Equipment as the Purchaser may require during the period referred to in Clause 15.1 and, other than in respect of repairs for which the Supplier may be liable under the Contract, under separate orders from the Purchaser on commercial terms to be agreed and based on the following principles:

(i)	prices will not include more than the Supplier’s normal overhead recovery and margin for the type of Work in question;

(ii)	such prices will be presented to the Purchaser in such a manner as will clearly identify the various elements thereof, and

(iii)	the right of the Purchaser under Chapter 31 will be extended to cover agreements for repair to Equipment however made.

15.6	The Supplier shall ensure that its Sub-suppliers comply with the provisions of this Chapter.

Chapter 16 Liability for Accidents and Damage

16.1	The Supplier shall indemnify the Purchaser in respect of all damage or injury and all actions, claims and costs in connection therewith arising our of, in the course of or caused by the carrying out of the Contract provided always that the same is due to any negligent act or omission of the Supplier or its Sub-suppliers and their respective servants or agents or materials or workmanship, subject to the following:

(i)	In the event of loss of or damage to the Equipment which is due to the negligence, breach of statutory duty, omission or default of the Supplier’s or its Sub-supplier’s personnel whilst on Site the Supplier shall be liable to remedy such loss or damage in accordance with the provisions of Clauses 14.5 – 14.9 as if it was the result of defective materials, workmanship or design.

(ii)	Subject to the provisions of Clause 16.3 the Supplier shall not be liable to the Purchaser for any loss, damage or injury to the extent that it is caused by or arise from the negligent act or omission of the Purchaser.

(iii)	In the event of any claim being made against the Purchaser for which the Supplier may be liable under the provisions of this Clause 16.1, the Supplier shall be promptly notified thereof, and may at its own expense conduct all negotiations for the settlement of the same and any litigation that may arise therefrom.

The conduct by the Supplier of such negotiations or litigation shall be conditional upon the Supplier having first given to the Purchaser such reasonable security as shall form time to time be required by the Purchaser to cover the amount ascertained or agreed or estimated, as the case may be, of any compensation, damages, expenses and costs for which the Purchaser may become liable. The Purchaser shall, at the request of the Supplier afford all available assistance for any such purpose, and shall be repaid all reasonable expenses incurred in so doing. The Purchaser shall not make statements which might be prejudicial to such negotiations and litigation unless legally required to do so.

(iv)	If at any time the Purchaser is of the opinion that the security provided pursuant to (iii) above is inadequate or should the Purchaser be dissatisfied with the conduct by the Supplier of such litigation involving the Purchaser, the Purchaser shall have the right and option to assume responsibility for the defense of such litigation without waiver of any of the rights and benefits provided under this Contract.

(v)	In the case of loss of or damage to the Equipment in transit, in the place of storage or on the Site arising from or occasioned by causes for which the Supplier is not responsible under the Contract, in accordance with Clause 9.1 the Purchaser may instruct the Supplier to make good the same by repair or replacement. The price of such variation shall be determined in accordance with the provisions of Clause 15.5 and shall be revised to credit the Purchaser with all insurance recoveries for such loss or damage to the Equipment, to the extent that such recoveries have been received by the Supplier.

(vi)	In the event of loss of or damage to any property of the Purchaser other than Equipment at the Site or in vicinity thereof which is due to the negligence, breach of statutory duty, omission or default of the Supplier arising out of or in the course of or caused by the carrying out of the Contract, the Supplier’s liability shall be the actual loss or damage sustained.

(vii)	The insurance and other protections provided or to be provided by the Supplier pursuant to Chapter 18 remaining in full force and effect.

16.2	The liability of the Supplier to the Purchaser under Clause 16.1 shall terminate on the expiry of the period specified in Clauses 14.5 – 14.7.

16.3	The Supplier shall hold harmless and shall waive all rights of recourse against the Purchaser for liability at law for loss of or damage to property and accidental bodily injury caused by negligence, omission or default of the Purchaser’s employees, agents which may occur at the Supplier’s and its Sub-suppliers’ factories or premises and arise out of or in connection with the implementation of the Contract.

Chapter 17 Licensing

17.1	The Supplier warrants that the Works will have a level of safety consistent with the regulations established and approved by the appropriate authorities in the People’s Republic of China as included in the Contract and the safety standards issued by the country of origin of the Supplier.

If the Works in a few areas do not fully comply with the above regulations or safety standards, the Supplier should justify the adequacy of safety level of the Works and make appropriate proposal for solving this issue to the Purchaser.

17.2	Should the licensing authorities in the People’s Republic of China request the Purchaser to provide information, the Purchaser will notify the Supplier, and the Supplier shall, free of charge, provide the Information requested on the Works. If new studies under this Contract are required for safety justification, the cost shall be borne by the Supplier.

17.3	The Supplier shall, at its own expense, provide the Purchaser with the services of qualified specialists in licensing which are related to Works, for assisting the Purchaser in the presentation of applications for the construction permits and operating licenses for the Project.

Chapter 18 Insurance

18.1	Supplier’s Obligations

The Supplier shall provide the Purchaser with such assistance and information as the Purchaser may reasonably require to effect and maintain the insurance as required in this Chapter 18 and any other insurance which the Purchaser chooses to effect, by himself and at its own costs, in connection with the Contract. Further the Supplier shall disclose all relevant information material (e.g. the full replacement value of the equipment and materials) to the insurer and shall promptly advise the Purchaser of any material change thereto.

The Supplier shall with all due diligence conform to the terms, conditions and warranties of the insurance policies and all reasonable requirements of the insurers in connection with the settlement of claims, the recovery of losses and the prevention of accidents.

Furthermore, the Supplier shall be responsible for and shall indemnify and hold harmless the Purchaser in respect of any breach of condition, breach of warranty, non-disclosure of material information, misrepresentation, fraud or any intentional act or gross omission caused by the Supplier which arise out of the performance of the Chapter 18 and result in the avoidance of the insurance by the insurer.

The Supplier shall bear the loss or damages within the retained liability (deductible or excess) where loss or damage is in consequence of any gross negligence or omission or intentional act of the Supplier or its Sub suppliers, agents or other representatives or of the personnel of any of them or in consequence of the defective material, workmanship or design executed by the Supplier or its Sub suppliers.

18.2	Supplier’s Insurance

18.2.1	Insurance for Equipment in Supplier Premises

The Supplier and its Sub-suppliers where applicable shall insure and keep insured at their own expense all Equipment throughout the period of manufacturing for an amount sufficient to provide for claims on a replacement value basis under a policy of Fire, Explosion, Flood, Storm, and, where obtainable, Terrorist Attacks insurance until the commencement of loading prior to the dispatch of such Equipment from the factory or warehouse of the Supplier and as appropriate its Sub-suppliers.

The above insurance shall be in such a manner as will fully protect the interest of the Purchaser in any such Equipment. The Supplier and its Sub-suppliers where applicable shall arrange for the benefit of their respective insurance to be extended to the Purchaser so as to cover the Purchaser’s interest in any Equipment.

18.2.2	Employer’s Liability Insurance

The Supplier shall at his own cost insure or cause to be insured against the liability to his own employees and those of his Sub-suppliers under an Employer’s Liability Insurance policy or a statutory insurance program.

18.2.3	Supplier’s Obligations

The Supplier shall, at the request of the Purchaser, produce for inspection the insurance policies showing that sufficient insurance has been effected as required in the captioned clause. Upon demand by the Purchaser, the Supplier shall produce for inspection the receipts for the current premium in respect of the said insurance.

18.2.4	The Supplier shall have an insurance policy at its own expense covering the inland transportation from Supplier’s workshop to Purchaser’s project site.

18.3	Insurance in General

If the Supplier shall fail to effect and keep in force the insurance referred to in this Chapter 18, the Purchaser may after giving appropriate prior notice, effect and keep in force any such insurance and pay such premium as may be necessary for that purpose and recover the cost of the same from the Supplier whether by way of deduction or otherwise.

The securing of any insurance policy by the Purchaser shall not relieve the Supplier from any liability arising from or connected with its failure to take out or maintain the insurance policies in compliance with this Chapter 18.

Chapter 19 Taxes and Duties

19.1	All taxes and duties in connection with and in the performance of the Contract levied by Chinese government on the Purchaser in accordance with the tax laws of People’s Republic of China and local laws/statutes and the agreement between the government of the People’s Republic of China and the government of the country which the foreign member of the Supplier or its Sub-suppliers is from for the reciprocal avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income shall be borne by the Purchaser.

19.2	All taxes and duties in connection with and in the performance of the Contract levied by Chinese government on the Supplier and its Sub-suppliers, in accordance with Chinese tax laws of People’s Republic of China, local laws/statutes and the agreement between the government of the People’s Republic of China and the government of the country which the foreign member of the Supplier is from for the reciprocal avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income, shall be borne by the Supplier and its Sub-suppliers.

The Supplier shall be obliged to pay the relevant taxes directly to the Chinese tax authorities. In case as required by Chinese tax laws, the Purchaser is legally obliged to withhold, certain amount of taxes under this Contract and pay them to the relevant Chinese tax authorities, the Purchaser has the right to withhold and pay such amount of taxes to the relevant Chinese tax authorities. After receiving the tax receipts issued by the relevant Chinese tax authorities for the aforesaid taxes, the Purchaser shall submit them to the Supplier without undue delay. The Supplier shall take necessary measures to facilitate the withholding and payment of such taxes.

19.3	All taxes and duties arising outside PRC in connection with and in performance of the Contract shall be borne by the Supplier.

Chapter 20 Force Majeure

20.1	Should either Party be prevented from performing any of its obligations under this Contract due to the event of Force Majeure (as defined in Clause 1.13), the time for performing those obligations under the Contract shall be extended by a period equivalent to the effect of such Force Majeure. The affected Party shall immediately notify the other Party of occurrence of such an event by fax and send by registered airmail a certificate issued by competent authorities or agency confirming the event of the Force Majeure within *** following its occurrence.

Upon occurrence of Force Majeure, the affected Party shall make his utmost efforts to take immediate and reasonable actions in order to minimize such effects and damages.

The Parties shall continue the performance of their other obligations under the Contract insofar as these are not directly affected by Force Majeure occurrence.

20.2	The affected Party shall not be liable for any delay or failure in performing any of its obligations due to the event of Force Majeure. However, the affected Party shall inform the other Party by fax the termination or elimination of the event of Force Majeure as soon as possible.

20.3	Both Parties shall proceed with their obligations immediately upon the cease of the event of Force Majeure or the removal of the effects and the Delivery Date shall be extended correspondingly. Should the effect of the event of Force Majeure last for more than ***, both Parties shall promptly meet and discuss methods to resolve the difficulties arising from the event of Force Majeure.

Chapter 21 Vesting of the Equipment and Documentation

21.1	Equipment supplied or intended to be supplied pursuant to the Contract shall become the property of the Purchaser at whichever is the earliest one of the following events:

(i)	when in accordance with the provisions of Chapter 5 the Equipment has been delivered;

(ii)	when in the event of termination pursuant to Chapter 26, all amounts due and payable to the Supplier in respect thereof have been received by the Supplier.

21.2	In the event of any Equipment becoming the property of the Purchaser pursuant to the Contract and subsequently being rejected by the Purchaser pursuant to Clause 14.14 such Equipment shall forthwith upon such rejection cease to be the property of the Purchaser and become the property of the Supplier.

21.3	All Documentation used for the purpose of the Contract and other documents which are the property of the Supplier and are additional to the Documentation to be submitted in accordance with the Contract (and which shall include but not be limited to shop drawings) shall immediately vest in and become the property of the Purchaser upon an event of bankruptcy or in the event the Work on the Equipment is terminated in accordance with Chapter 24. The Purchaser shall be entitled to use any such designs, Documentation and other documents for the purpose of procuring Equipment not delivered in accordance with the Contract or for any other reasonable purpose.

21.4	This Chapter shall not release any obligations of the Supplier and the Purchaser under this Contract.

Chapter 22 Infringement

22.1	The Supplier warrants that it has the right and permission to supply to the Purchaser the Equipment, Documentation and Services in accordance with the terms of the Contract. The Supplier shall indemnify the Purchaser against all actions, claims, demands, costs, charges, and expenses arising from or incurred by reason of any infringement or alleged infringement of patent, copyright, trade mark or trade name by the use of any Equipment supplied by the Supplier (excluding the infringements caused by the Purchaser), but such indemnity shall not cover any use of the Equipment otherwise than for the purpose indicated by or reasonably to be inferred from the Contract or any infringement which is due to the use of any Equipment in association or combination with any other Equipment not supplied by the Supplier.

22.2	In the event of any claim being made or action brought against the Purchaser arising out of the matters referred to in the Clause 22.1, the Supplier shall be promptly notified thereof and shall at its own expense conduct all negotiations for the settlement of such claim or action, and any litigation that may arise therefore. The Purchaser shall have the right to be represented in any such action by advisory counsel of its own selection and at its own expense. The conduct by the Supplier of such negotiations or litigation shall be conditional upon the Supplier having first given to the Purchaser such reasonable security as shall from time to-time be required by the Purchaser to cover the amount, as the case may be, of any compensation, damages, expenses, and costs for which the Purchaser may become liable. The Purchaser shall, at the request of the Supplier, afford all available assistance for the purpose of contesting any such claim or action, and shall be repaid all reasonable expenses incurred in so doing.

22.3	In the event that the Purchaser should at any time be of the opinion that the security provided pursuant to Clause 22.2 is inadequate or should the Purchaser reasonably be dissatisfied with the conduct by the Supplier of such litigation involving the Purchaser, the Purchaser shall have the right to assume responsibility for defense of such litigation at the expense of the Supplier without waiver of any rights and benefits provided under the Contract.

22.4	If the Supplier shall be prevented from carrying out its obligations under the Contract due to any infringement or alleged infringement of patent, copyright, trademark or trade name, the Purchaser may treat such inability as a default by the Supplier.

22.5	The Purchaser on its part warrants that any design or instructions furnished or given by the Purchaser to the Supplier shall not be such as will cause the Supplier to infringe any patent, registered design, copyright, trade mark or trade name in the performance of the Contract.

22.6	The Equipment manufactured based on the requirements of the Purchaser belongs to the Purchaser, which shall be used only in the Purchaser’s existing projects or other related projects. Without the prior written approval by the Purchaser, the Supplier shall not manufacture or use the same Equipment for any other third party.

Chapter 23 Assignment and Sub-letting

23.1	Any request of the Supplier to subcontract any of his obligations under the Contract to any third party shall be subject to the prior qualifications and written approval made by the Purchaser. The Purchaser shall reserve the right to review the Sub-supplier selection and the documents.

23.2	Any subcontract shall not release the Supplier from any liability or obligation, including schedule control, quality control and quality warranties under the Contract.

23.3	The Supplier shall take full and overall responsibility for the coordination, proper, effective and reliable interfacing for the supplies from different Sub-suppliers and for the interfaces between the Equipment supplied by him and by its Sub-suppliers.

Chapter 24 Supplier’s Default

24.1	Without prejudice to any rights and remedies to which the Purchaser may be entitled, if Supplier neglects to perform the Contract with due diligence and expedition, or refuses or neglects to comply with any reasonable orders given to the Supplier in writing by the Purchaser in connection with the performance of the Contract, or contravenes the provisions thereof, or any stipulation in the Contract, the Purchaser may give notice in writing to the Supplier to make good the neglect, refusal, or contravention complained of.

24.2	Should the Supplier fail to comply with a notice given by the Purchaser in accordance with Clause 24.1 within *** from the date of service thereof in the case of a failure, neglect or contravention capable of being made good within that time, or otherwise within such time as may be reasonably necessary for making it good, then, and in such case the Purchaser may forthwith suspend, or terminate the Contract or any part thereof by notice in writing to the Supplier.

Chapter 25 Bankruptcy

Without prejudice to any other rights or remedies to which the Purchaser may be entitled, if the Supplier become bankrupt or insolvent, or have a receiving order made against it, or compound with its creditors, or be a corporation commence to be wound up (not being a member’s voluntary winding up for the purpose of amalgamation or reconstruction) or have a receiver or manager of its business appointed, the Purchaser may either:

i)	terminate the Contract forthwith by notice in writing to Supplier or to the receiver or liquidator or to any person in whom the Contract may become vested; or

ii)	give such receiver, liquidator, or other person the option of carrying out the Contract subject to his providing a guarantee for the due and faithful performance of the Contract up to an amount to be agreed.

Chapter 26 Suspension and Termination

26.1	The Purchaser may, at any time, suspend the Work on the Equipment or any part thereof for any reason whatsoever on giving notice in writing to the Supplier specifying that portion of the Work to be suspended and the effective date of suspension. The Supplier shall suspend such Work on the effective date but it shall continue to carry out all other Work under the Contract.

26.2	In the event that the Purchaser suspends any Work in accordance with Clause 26.1 it shall then issue a Variation Order in accordance with Chapter 9 to amend the Contract Price and Delivery Dates of the supply so as to reflect the effects of such, suspension, if any. The Contract Price revision shall be limited to the actual extra cost incurred and paid by the Supplier resulting from the said suspension, provided that the Supplier has taken all necessary steps to mitigate such cost.

26.3	Notwithstanding the foregoing, if the Purchaser suspends Work on the Equipment or any part thereof pursuant to Chapter 24, no Variation Order shall be issued and no revision of or adjustment to the Contract Price or Delivery Date shall be allowed.

26.4	The Purchaser may at any time authorize resumption of all or any portion of Work suspended as aforesaid by giving notice in writing to the Supplier specifying the Work to be resumed and the effective date of resumption.

26.5	The Purchaser may, at any time, terminate Work on the Equipment or any portion thereof for any reason whatsoever by giving written notice to the Supplier specifying the extent and the effective date of such termination. The Supplier shall terminate such Work on the effective date but it shall continue to carry out all other Work under the Contract.

26.6	In the event of the Purchaser terminating Work on the Equipment or any portion thereof (otherwise than in consequence of default or bankruptcy on the part of the Supplier), the Supplier’s sole right shall be payment of the sum of:

i)	the Contract Price for the Equipment which is the subject of the notice of termination and calculated at the effective date of such notice;

ii)	the actual reasonable and necessary net cost of materials (or cancellation charges in respect thereof) unused and ordered for the Equipment which shall have been delivered to the Supplier or of which the Supplier is legally liable to accept delivery, such materials becoming the property of the Purchaser upon such payment being made by the Purchaser to the Supplier; and

iii)	any other actual reasonable and necessary net costs incurred and paid by the Supplier as a direct consequence of termination and approved by the Purchaser.

The above sum shall be offset by the outstanding balances, if any, due from the Supplier for advances previously paid by the Purchaser.

The Purchaser shall issue a Variation Order pursuant to Chapter 9 reducing the Contract Price in accordance with this Clause.

26.7	In the event of termination of Work on the Equipment or any portion thereof in accordance with Clause 26.5, the Supplier shall in respect of Equipment not already delivered whether fully manufactured or still in the course of manufacture and which is the subject of the termination, make such arrangements on behalf of the Purchaser as in all the circumstances may be reasonable to deliver to the Purchaser or its nominee or to store and insure in the name and to the reasonable satisfaction of the Purchaser such items of Equipment for their full replacement value against such risks as is practicable.

26.8	In the event of the Purchaser terminating Work on the Equipment or any portion thereof in accordance with the provisions of Chapter 24 or Chapter 25, the Purchaser, in addition to its rights under those Clauses, shall be entitled to take possession of and remove from the Supplier’s premises as and when it shall be convenient for the Purchaser so to do, all Equipment, Documentation, drawings and specifications, the property in which has passed to the Purchaser pursuant to the Contract and the Supplier shall afford to the Purchaser all rights of access and all reasonable facilities to enable it to remove such Equipment, Documentation, drawings, and specifications as aforesaid. The Purchaser shall have the right to carry out the Work terminated as aforesaid by whatever means it deems most expedient and the Supplier shall be liable for and shall pay to the Purchaser the additional cost and losses, if any, which the Purchaser may incur as a result of carrying out and completing such Work including all costs of removal as aforesaid.

26.9	In the event of any termination mentioned above:

(i)	the Supplier shall execute and deliver to the Purchaser all Documentation required by the Purchaser and take all reasonable steps to fully vest in the Purchaser the rights and benefits of the Supplier under existing agreements with vendors, Sub-suppliers and others related to the Contract;

(ii)	the applicable provisions of the Contract shall continue in fall force and effect as to all Work which is not terminated.

Chapter 27 Statute and Other Regulations

27.1	The Supplier shall comply, and require compliance by its Sub-suppliers, with all applicable laws in connection with the Contract and in this context law includes any law (national, state, municipal, local or other) and any requirement, ordinance, rule or regulation of any governmental authority or agency.

27.2	Except as otherwise provided in the Contract, the Supplier shall obtain at its own expense all licenses to do business in the country or countries wherein any Work required by the Contract is performed and shall obtain all temporary permits and authorizations required by law for prosecution of such Work and shall give all required notices.

Chapter 28 Liens

28.1	If at any time during the performance of the Contract there should be evidence of any lien or claim to which the Purchaser’s property might be subject and which arises from failure of the Supplier, the Supplier shall maintain the Project schedule, defend or protect the title or supply to the Purchaser a replacement for the item of Equipment affected by the lien or claim. Such replacement by the Supplier shall in no way limit the Purchaser’s rights under Chapter 14 in respect of delay and performance.

28.2	If any such lien or claim remains undischarged after completion or termination of the Works, the Supplier shall promptly refund to the Purchaser all amounts that the Purchaser may be compelled to pay in discharging such lien or claims, including all costs and reasonable legal fees.

Chapter 29 Independence of the Supplier

Neither the Purchaser nor the Purchaser’s representatives shall have authority to supervise the employees, representatives or Sub-suppliers of the Supplier. The Supplier shall have no authority to make any statements, representations or commitments of any kind or to take any action that shall be binding upon the Purchaser, except as provided for in the Contract.

Chapter 30 Conflict of Interest

30.1	The Supplier shall exercise reasonable care and diligence to prevent any actions or conditions, which could result in a conflict with the Purchaser’s best interests. This obligation shall apply to the activities of the employees and agents of the Supplier in their relations with the employees, and their families, of the Purchaser, vendors, Sub-suppliers and third parties arising from the Contract and performance of the Works thereunder.

30.2	The Supplier’s efforts shall include, but not be limited to, establishing precautions to prevent its employees or agents from making, receiving, providing, or offering gifts, payments, loans, substantial entertainment or other considerations for the purpose of influencing individuals to act contrary to the Purchaser’s best interests. The Supplier shall immediately notify the Purchaser of any and all violations of this Clause upon becoming aware of such violation and shall indemnify and save harmless the Purchaser from any loss, cost, or claim as a result of the Supplier’s failure to exercise due care in the observance of the requirements of this Clause.

Chapter 31 Business Ethics

The Supplier and its agents are not expected or authorized to take any action on behalf of the Purchaser that would violate applicable laws. All financial statements, reports and invoices rendered shall properly reflect the facts about all activities and transactions handled for the account of the Purchaser. The Supplier shall immediately notify the Purchaser of any and all violations of this Clause upon becoming aware of such violation.

Chapter 32 Confidentiality

32.1	The Supplier and its Sub-suppliers shall at all times treat the Contract and everything contained therein as private and confidential except as may be reasonably necessary for the Supplier to carry out the Work under the Contract. In particular the Supplier shall not publish any information, drawing or photographs concerning the Equipment, the Project or the Contract except with the written consent of the Purchaser and subject to such reasonable conditions as the Purchaser may prescribe.

Chapter 33 Availability of Information

33.1	The Purchaser’s duly authorized representatives shall have, during the performance of the Contract and for *** thereafter, access at all reasonable times to all the Supplier’s and its Sub-suppliers’ personnel, accounts and records of all description, including but not limited to computer files, pertaining to the Contract to verify or review the quantity, quality, work program and progress of the Equipment, reimbursable costs, amounts claimed by the Supplier, estimates for proposed variations, and for any other reasonable purposes. The Supplier and its Sub-suppliers shall preserve all such accounts and records for a period of ***. The Purchaser’s duly authorized representatives shall have the right to reproduce any such accounts and records.

33.2	This Clause is intentionally left blank.

33.3	The Supplier shall include the necessary provisions in its sub-contracts to ensure that its Sub-suppliers comply with the provisions of this Chapter.

Chapter 34 Settlement of Disputes

34.1	All disputes arising from, or in connection with the performance of the Contract, shall be settled through friendly discussion between the two Parties. In case no agreement is reached, the disputes shall be submitted to China International Economic and Trade Arbitration Commission (CIETAC) [Shanghai Branch for arbitration. The tribunal shall be composed of three arbitrators. The arbitration shall be conducted in Beijing in accordance with CIETAC arbitration rule. The rendered award is final and binding on both Parties.

34.2	Notwithstanding any reference to arbitration, both Parties shall continue to perform their respective obligations under the Contract except the part under Arbitration.

34.3	Unless otherwise awarded by the Arbitration, the arbitration fee shall be borne by the losing party.

Chapter 35 Notices

35.1	Except as otherwise provided in the Contract or agreed by the Parties during the performance thereof, all notices required by the Contract shall be in writing and shall be delivered to the Purchaser or the Supplier as appropriate at their office addresses set forth below:

(i)	The Purchaser: Jiangsu Zhongneng Photovoltaic Industry Development Co, Ltd

Address: North of the 310 national highway, economic development zone, Xuzhou

Telephone: 021-68862588

Fax: 021-68863996

E-mail:

(ii)	The Supplier: Tap Mate Limited

Address: Flat 1/F., Block 6, Kornhill Gardens, 1120 King’s Road, Quarry Bay, Hong Kong

Telephone: 00852-2805 2708

Telefax: 00852-2805 2913

E-mail: Dongfeng@morimatsu.cn

Each Party shall promptly notify the other Party of any modification to the above details.

35.2	The date of any notice shall be the date it is first received by the addressee or the office of the addressee, whichever is the earlier.

Chapter 36 Construction of Contract

The construction, validity, interpretation, performance, implementation and all matters relating to this Contract and any amendment thereto shall be governed by the United Nation Convention for the International Sale of Goods. However, to the extent the United Nation Convention for the International Sale of Goods does not cover, the law of People’s Republic of China shall apply.

This Contract is written in Chinese and English. Both language versions shall be equally authentic. If there is any conflict, ambiguity or discrepancy between the Chinese version and the English version, the English version shall prevail.

Chapter 37 Security for Due Performance

37.1	The Supplier shall, within *** after signing of the Contract, furnish to the Purchaser the advance payment security in the amount of *** in the form specified in Appendix A-2 to the Contract.

In case the Supplier fails to furnish the advance payment security in accordance with this Clause, the Purchaser may, without prejudice to any other rights or remedies provided under this Contract, terminate the Contract and the Supplier shall be liable for and pay to the Purchaser *** as liquidated damages, and bear the additional cost or loss that the Purchaser may incur.

37.2	In case the Supplier fails to fulfill any of his obligations under the Contract, the Purchaser has the right to claim against the Supplier with the advance payment security.

37.3	The security for advance payment shall be denominated in a currency as defined in Chapter 3, and shall be in the form of a bank guarantee issued by reputable banks, in the form provided in Appendix A-2 to the Contract. The advance payment security shall be transmitted from the Supplier’s Bank to the Purchaser’s Bank via the SWIFT system.

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Chapter 38 Effectiveness of the Contract and Miscellaneous

38.1	The Contract is made in [2] copies. Each Party shall keep an original of the Contract, the General Terms and Conditions of the Contract including Appendices that is signed by all Parties.

38.2	The Contract shall become effective upon fulfillment of the following conditions,

(i)	Signing of Contract by the authorized representatives of all Parties;

(ii)	Duly chopped with the company seals of all Parties.

38.3	These Terms and Conditions, by their nature, shall survive the cancellation, termination, expiration, or abandonment of this Contract, such as Clauses of Chapters 15, 22, 28, and 32.

Appendices

Appendix A

Appendix A-1 Price Breakdown

Appendix A-2 Bank Guarantee for Advance Payment (10%)

Appendix A-3 “Delivery Schedule”

Appendix B

Appendix B-1 “Technical Agreement”

Appendix A-1 Price Breakdown

QUOTATION OF DEOXIDIZE FURNACE

Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.

Date: 2008-01-08
FRQ No.: 08-01-08
Provided by: Tap Mate Limited	Our Ref. No.: B07-JSZN-A41

No.	Item No.	Main Material	Qty.	Unit Wt.(Kg)	Tot. Wt.(Kg)	Breakdown Price (USD)						Total Price (USD)	Remark
						Design & Document	Material	Fab.	Packing	Spares	Sub-total
1	Deoxidize furnace	OCrl7Nil2M o2/0Crl8Ni9	***	***	***	***	***	***	***	***	***	***
2	Diaphragm valve	assembly parts	***								***	***
Total			***									***
Charges for inland transport, commodity inspection, customs clearance, (RMB)												***
Jiangsu Xuzhou Site Franco Price												***

The final preferential price is *** USD

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Appendix A-2 Bank Guarantee for Advance Payment (***)

L/G Draft

Date:

To:	Jiangsu Zhongneng Photovoltaic Industry Development Co., Ltd.

310 national highway, economic development zone, Xuzhou, Jiangsu Province,

China

Tel: 0086-2168863908

Fax: 0086-2168863908

Dear Sirs,

We understand from our customers, Messrs Tap Mate Limited, hereinafter called “SELLER”, that on              you have concluded with them a Contract No.              for the supply of 144 Reactorsets (stainless steel) in the total value of USD             ,              say USD             only.

According to the term of the said Contract, the SELLER shall provide you with a bank guarantee in your favor for the sum of USD             (being *** of the total Contract Price) as a guarantee to secure the fulfillment of obligations under the said Contract.

We, The Bank of Tokyo-Mitsubishi, UFJ, Ltd Hong Kong Branch, hereby irrevocably undertake to pay to you any amount up to and not exceeding USD             (say USD             only), on your first demand presenting through your banker and against your written declaration stating that SELLER has failed to comply with his obligations under the said Contract.

Payment under this Guarantee will be made at the counters of The Bank of Tokyo-Mitsubishi, UFJ, Ltd Hong Kong Branch.

This Guarantee shall remain valid until the Contract delivery date(s) of the Goods and /or Service has been issued by you or latest on             .

Our obligations under this Guarantee will cease upon the expiry date and any claim thereunder must be received by us on or before 4:00 pm on that date.

This Guarantee and all rights, obligations and liabilities arising hereunder shall be construed according to the laws of the People’s Republic of China and the venue for any claim thereunder, or for the enforcement thereof, shall be exclusively at the courts of Shanghai, the People’s Republic of China.

This Guarantee shall be returned to us for cancellation as soon as it expires.

Yours faithfully,

For and on behalf of

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Appendix A-3

Delivery Schedule

(Deoxidize Furnace 3rd Phase)

Regarding the delivery date of the deoxidize furnace (3rd phase) of the buyer, both parties have reached the following conditions through discussions:

***

10.	What’s been specified above is the delivery plan for the 144 deoxidize furnaces in total.

The abovementioned delivery plan also includes the preparation and confirmation of shop drawings, purchase of materials, as well as the planning of production and the review of the Seller by the buyer.

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Appendix B-1

Technical Agreement

Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.

Polysilicon Deoxidize Furnace Project

Technical Agreement

Party A: Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.

Party B: TAP MATE LIMITED

Date: Jan. 22, 2008

Catalogue

1.	General:

2.	Specifications and Standards to be Followed in Fabrication and Inspection

3.	Design and Drawing

4.	Party A Shall Provide the Following Polysilicon Deoxidize Furnace Specifications and Technical Requirements to Party B as Design Basis.

5.	Material and Material Management

6.	Fabrication Environment

7.	Fabricating and Processing Requirement

8.	Welding Process

9.	Nondestructive Flaw Detection of Welding Seam and Dimensional Check

10.	Hydraulic Test

11.	Surface Treatment after Fabrication and Pre-delivery Inspection

12.	Inspection and Supervision

13.	Delivery Status

14.	Packaging and Transport

15.	Spares

16.	Technical Document Delivery of Party B

Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd. (hereinafter referred to as Party A) and TAP MATE LIMITED (hereinafter referred to as Party B) have reached the following agreement in connection with the polysilicon deoxidize furnace project of Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.:

1. General

1.1 This agreement is applicable to the fabrication, testing, inspection and acceptance of the deoxidize furnace of Party A.

1.3 The material, fabrication and inspection shall not only satisfy this technical agreement but also the standards, specifications and technical documents quoted on the drawing. Unless otherwise specified, standards, regulations and technical specifications shall be on the basis of the latest version released before the order date (contract effective date) and the relevant amendment as well as supplement.

1.5 Party B shall not divulge the name, item number, material, design parameter, drawing and other relevant technical documents to any other third party, in the event of violation, Party A shall have the right to take any legal action necessary against Party B.

1.6 Party B may publicize this batch of equipments as part of its sales achievements on condition that the provision of Article 1.5 is not violated.

2. Specifications and Standards to Be Followed in Fabrication and Inspection

The fabrication, inspection and acceptance of the deoxidize furnace shall comply with the requirements of the following standards and specifications:

Pressure Vessel Safety and Technical Supervision Regulation

***

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

3. Design and Drawing

3.1 Party A shall provide the engineering drawing and technological parameters as required by the project.

3.2 Party B shall carry out the detailed shop drawing design in accordance with the Pressure Vessel Safety and Technical Supervision Regulation and GB150-1998 Steel Pressure Vessels, and provide Party A with design calculation.

3.4 The overall shop drawing and design calculation provided by Party B shall come into effect after signed and confirmed by Party A.

4. Party A shall provide the following polysilicon deoxidize furnace specifications and technical requirements on which Party B will be based in device shop drawing design.

4.1 Technological Requirements

Number of silicon rods: ***

Length of silicon rod: ***

Outside diameter of deoxidize furnace: ***

Outside diameter of cooling jacket: ***

Actuating medium of the deoxidize furnace: ***

Actuating medium of the cooling jacket: ***

Working pressure in the furnace: ***

Inwall working temperature: ***

Working pressure in the cooling jacket: ***

Working temperature in the cooling jacket: ***

Design temperature of the cooling jacket: ***

Number of power connections: ***

Number of nozzles connected to the raw gas: ***

Number of windows: ***

4.2 Design Basis

4.2.1 Atmospheric Conditions

***

4.2.2 The work areas are protected from earthquakes with intensity VII.

4.2.3 Power condition

4.2.4 Cooling water

Supply pressure:	***

Supply temperature:	***

Water quality circulating & makeup water turbidity	***

Circulating water turbidity	***

Annual fouling resistance	***

4.2.5Compressed air conditions:	***

Pressure	***

Dew Point:	***

4.2.6Nitrogen Conditions:

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Pressure	***

Oxidecontent	***

Volumerate of total carbon-containing compound converted into CH4	***

Volume rate of vapor	***

4.3 Main Equipment Component Requirement

***

4.4 Appearance and Dimension

***

4.5 Equipment Description

***

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

4.6 Deoxidize Furnace Feeding Conditions (for reference)

	Start	End	Average
SiHC13 kg/h	***	***	***
H2 Nm3/h	***	***	***
Mixed gas Nm3/h	***	***	***

4.7 Design and Capability

***

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

4.8. Performance assurance

4.8.1 Technical performance assurance

***

4.8.2 Equipment Performance Assurance

***

4.8.3 Overall equipment life: about *** years, depending on the appropriateness of professional operation and maintenance

5. Material and Material Management

5.1 All materials (including welding material) shall meet the requirements specified on the drawing and the attached material purchasing specification, the material quality certificate shall also be provided.

5.2	Material Management:

5.2.1 After the material arrived in plant, the inspection department shall carry out inspection and reinspection in accordance with the ASME standard and SMS2302 Purchase and Material Management Regulation, and have the material tracking number, material brand and work order number marked with a marker pen in accordance with the 2nd edition of SMS2108-2002 Procedure for Product Identification and Traceability, keep the record in the relevant document and use them accordingly.

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

5.2.2 Special materials shall be stored separately from other materials; the storage environment shall be kept clean, underlay timbers below the materials and cover the materials with plastic cloth for protection.

5.2.3 Before the equipment fabrication, the surface of materials shall be protected with sticking films from scratches and contaminations in fabrication.

6. Fabrication Environment

6.1 The welding and assembly of polysilicon deoxidize furnace equipment shall be carried out in special workshop. It’s prohibited to weld or assemble in ferrous atmosphere so as to avoid ferric ion contamination.

6.2 The use of ferrous tools shall be avoided, unless there’s a austenite stainless steel or other nonmetal isolated layer between the ferrous tool surface and the austenite stainless steel metal.

6.3 The carbon steel components shall be painted with anti-rust material before entering the workshop, except for locations that is *** from both sides of the welding joint.

6.4 In order to check whether the welding environment is up to spec., a “ Cu (Phen)” test shall be performed in the welding environment to make sure the content of ferrous ion in the welding environment is compliant with the requirement.

6.5 All onsite operators must wear clean white cotton uniforms, shoe covers or clean rubber shoes, all of these shall be kept clean and stored in a clean wardrobe.

7. Fabricating and Processing Requirement

7.1 The fabrication and processing of all process steps shall be carried out in accordance with the specified items on the process acceptance report by the operator, the inspection shall be carried out in accordance with the specified items on the process acceptance report by the inspector, the inspection marking and records shall be kept properly, move to the next process step only after the present one is qualified and accepted. Implement the special process according to the related regulations.

7.2 In the fabrication process, in case there’s component failed in one process step inspection or testing, it shall then be handled in accordance with the SMS2310 Regulation of Non-conformity Items Management.

7.3 Cutting and Divided Edge Treatment

7.4 End Closure

***

7.5 Shell Forming and Welding

***

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

7.7 Shell Circular Seam Assembly

***

7.8 Inside Assembly of Vessel

***

8. Welding Process

8.1 The welding process shall be implemented in accordance with SMS2204-1999 Welding Control and Inspection Regulation.

8.2 All welding documents including WPS and PQR shall comply with JB4708-2000 and JB/T4709-2000.

***

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

9. Nondestructive Flaw Detection of Welding Seam and Dimensional Check

9.1 Nondestructive flaw detection and check shall be done in accordance with the Appendix A of SMS2110-1999 Nondestructive Testing. Regulation of Pressure Vessels (1st edition) and JB/T4730-2005 Nondestructive Testing of Pressure Vessels.

9.2 Nondestructive flaw detection and check shall be implemented in accordance with the work drawing and the related standards.

9.3 The dimensional check shall be implemented in accordance with SMS2111-2002 Testing, Measuring and Testing Equipment Control Procedure (2nd edition).

9.4 Dimensional check shall be implemented in accordance with the work drawing and the related standards.

10. Hydraulic Test

***

11. Surface Treatment after Fabrication and Pre-delivery Inspection

***

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

12. Inspection and Supervision

***

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

13. Delivery Status

***

14. Packaging and Transport

***

15. Spares

15.1 The physical dimension of the spares will be determined according to the final drawing and specification at the third design liaison meeting.

15.2 The Seller shall provide the spares for commissioning free of charge. The quantity of spares used in commissioning shall be decided by the Seller, however, it shall satisfy the needs of commissioning.

15.3 The Buyer has come up with the following list of wearing parts based on the past experience, they shall be provided by Party B free of charge.

Name	Qty. (per furnace)
Deoxidize furnace flange – furnace floor filler plate	***
Deoxidize furnace flange – cooling pan gasket	***
Electrode sealing kit	***
Nozzle sealing kit	***

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

All other sealing elements (including eyelet)	***
Eyelet glass	***
Furnace floor fixing forcer	***
Electrode	***
Silicon core graphite adapter	***

16. Party B Technical Document Delivery

16.1 The technical document includes: quality certificate, safety&quality supervision and testing assessment released by the local technical supervision agency, conformity certificate, raw material quality inspection report, raw material reinspection report, welding process regulation and assessment report, appearance quality and physical dimension testing report, nondestructive flow detection report, heat treatment records, pressure test, paint report etc.

16.2 Copies of document: Party B shall provide two sets of work drawing and calculation sheet within *** after both parties signed the contract, after they’re signed and approved by Party A, Party B start the fabrication accordingly, Party B shall provide Party A with two complete sets of as-built drawings (one set of original and one set of duplicate) after delivery, within *** after the equipment’s delivered, two complete sets of quality certificates (one set of original and one set of duplicate) within *** after the equipment is delivered.

Note 1: This technical agreement is a guidance document of the polysilicon deoxidize furnace project of Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd., the more detailed process document shall be generated in accordance with the work drawing of every equipment.

Note 2: The SMS series of documents appeared in this agreement are of the internal quality management documents of TAP MATE LIMITED. The TAP MATE LIMITED has the ultimate power of interpretation.

The Technical Agreement is made of two originals and will be effective after signed by both parties; it bears the same legal force as the Business Contract.

Party A: Jiangsu Zhongneng Polysilicon	Party B: TAP MATE LIMITED
Technology Development Co., Ltd.

Rep.:	Rep.:

Date:	Date:

Tel:	Tel:

Fax:	Fax:

GUARANTY AGREEMENT

This Guaranty Agreement (hereinafter referred to as “Guaranty Agreement”) shall be signed and entered on Feb. 4, 2008 in Shanghai by and between:

Purchaser: Jiangsu Zhongneng Photovoltaic Industry Development Co, Ltd.

Address: North of the 310 national highway, economic development zone, Xuzhou, China

Guarantor: SHANGHAI MORIMATSU CHEMICAL EQUIPMENT CO., LTD.

Address: No. 29 JinWen Road, Pudong New Area, Shanghai 201323, CHINA

Supplier: TAP MATE LIMITED

Address: Flat 1/F., Block 6, Kornhill Gardens, 1120 King’s Road, Quarry Bay, Hong Kong

Purchaser, Guarantor and Supplier are hereinafter collectively referred to as “the Parties” and each individually as “a Party”.

Whereas, the Purchaser and the Supplier has entered into a Purchase Contract (hereinafter referred to as “Purchase Contract”) in Shanghai on Feb. 4, 2008 with the contract number of [2NSH3001]. Based on this Purchase Contract, Supplier shall supply the Purchaser with 144 reactorsets (stainless steel) and Equipment, Engineering, Documentation and Services and to perform the Works associated with the Equipment;

Whereas, the fabrication will be performed at the plant of Shanghai Morimatsu Chemical Equipmentel Co., Ltd (the Guarantor), who executes the Purchase Contract on behalf of Tap Mate Ltd and undertake jointly and severally all the responsibilities and obligations under the Purchase Contact.

Whereas, Supplier, a legal entity duly established and validly existing under the People’s Republic of China (“China” or “PRC”) with its principal place of business at Flat F, 1/F., Block 6, Komhill Gardens, 1120 King’s Road, Quarry Bay, Hong Kong, and the Guarantor, a corporation organized and existing under the Laws of the People’s Republic of China, registered and located at No. 29 JinWen Road, Pudong New Area, Shanghai 201323, CHINA.

NOW THEREFORE, the Parties authorize their representatives, following friendly consultations, to agree on the following terms and conditions and to sign this Guaranty Agreement.

Guarantor hereby irrevocably guarantees and promises to undertake severally all responsibilities and obligations under the Purchase Contract (including the liabilities for breach of the contract), if the Supplier is failed to execute and perform, for any reason, any of its obligations under the Purchase Contract (including without limitation, timely delivery, quality guarantee in accordance with the contract, liabilities for breach of the contract, etc.). Supplier and Guarantor shall be bound by this Guaranty Agreement.

Guarantor and Supplier hereby further warrant and represent that:

1. Guarantor, a corporation organized and existing under the Laws of the People’s Republic of China, shall inform Purchaser timely of any events or facts which have changed or may change the status, position of Guarantor.

2. Guaranty under this Guaranty Agreement shall be joint and several guaranty liability. Guarantor shall undertake immediately all liabilities under the Purchase Contract which the Supplier shall execute and perform upon a written notice by the Purchase (including execute fully the Purchase Contract and/or the liabilities for breach of the contract). Supplier and Guarantor shall warrant that they and each the successor and assignee will undertake jointly and severally the obligations to execute the Purchase Contract fully.

3. The Purchase Contract and this Guaranty Agreement shall be independent and effective each other.

4. The guaranty term under this Guaranty Agreement shall be started from the effectiveness of this Guaranty Agreement, and ended at the date on which all obligations and responsibilities of the Supplier under the Purchase Contract have been completed fully.

5. This Guaranty Agreement and its interpretation shall be governed by and construed in accordance with the laws of the People’s Republic of China. The settlement of any disputes arising out of or in connection with this Guaranty Agreement shall be executed in accordance with the agreement of arbitration stated in the Purchase Contract. This Guaranty Agreement shall become effective at the date of signing by the legal representative or the authorized representative of each Purchaser, Guarantor and Supplier.

SIGNED BY
For and on behalf of The Purchaser

Jiangsu Zhongneng Photovoltaic Industry Development Co, Ltd

For and on behalf of The Supplier